                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                  $300,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of July 12, 2002,

                                      Among

                             CMS ENERGY CORPORATION
                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN
                                    as Banks

                                       and

                                BARCLAYS BANK PLC
                             as Administrative Agent
                                       and
                               CITICORP USA, INC.
                               as Collateral Agent
                                       and
                              BANK OF AMERICA, N.A.
                                       and
                               JPMORGAN CHASE BANK
                            as Co-Syndication Agents
                                       and
                         UNION BANK OF CALIFORNIA, N.A.
                                       and
                               CITICORP USA, INC.
                             as Documentation Agents

                          ----------------------------

                            SALOMON SMITH BARNEY INC.
                                 as Book Manager

                 SALOMON SMITH BARNEY INC. AND BARCLAYS CAPITAL
                             as Joint Lead Arrangers

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                                                PAGE


                                           ARTICLE I
                               DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.....................................................1
SECTION 1.02.  Computation of Time Periods; Construction................................20
SECTION 1.03.  Accounting Terms.........................................................21

                                           ARTICLE II
                                          COMMITMENTS

SECTION 2.01.  The Commitments..........................................................21
SECTION 2.02.  Fees.....................................................................22
SECTION 2.03.  Reduction of the Commitments; Mandatory Prepayments......................22
SECTION 2.04.  Computations of Outstandings.............................................24

                                          ARTICLE III
                                             LOANS

SECTION 3.01.  Loans....................................................................24
SECTION 3.02.  Conversion of Loans......................................................25
SECTION 3.03.  Interest Periods.........................................................26
SECTION 3.04.  Other Terms Relating to the Making and Conversion of Loans...............26
SECTION 3.05.  Repayment of Loans; Interest.............................................28

                                          ARTICLE IV
                                       LETTERS OF CREDIT

SECTION 4.01.  Issuing Banks............................................................29
SECTION 4.02.  Letters of Credit........................................................29
SECTION 4.03.  Issuing Bank Fees........................................................30
SECTION 4.04.  Reimbursement to Issuing Banks...........................................31
SECTION 4.05.  Obligations Absolute.....................................................32
SECTION 4.06.  Liability of Issuing Banks and the Lenders...............................32
SECTION 4.07.  Currency Equivalents.....................................................33
SECTION 4.08.  Judgement Currency.......................................................33

                                          ARTICLE V
                         PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

SECTION 5.01.  Payments and Computations................................................34
SECTION 5.02.  Interest Rate Determination..............................................35
SECTION 5.03.  Prepayments..............................................................36
SECTION 5.04.  Yield Protection.........................................................37

SECTION                                                                                PAGE

SECTION 5.05.  Sharing of Payments, Etc.................................................38
SECTION 5.06.  Taxes....................................................................39
SECTION 5.07.  Apportionment of Payments................................................40
SECTION 5.08.  Proceeds of Collateral...................................................42

                                          ARTICLE VI
                                     CONDITIONS PRECEDENT

SECTION 6.01.  Conditions Precedent to the Effectiveness of this Agreement..............42
SECTION 6.02.  Conditions Precedent to Each Extension of Credit.........................44
SECTION 6.03.  Conditions Precedent to Certain Extensions of Credit.....................45
SECTION 6.04.  Reliance on Certificates.................................................45
SECTION 6.05.  Condition Precedent to the Initial Extension of Credit...................45

                                          ARTICLE VII
                                 REPRESENTATIONS AND WARRANTIES

SECTION 7.01.  Representations and Warranties of the Borrower...........................46

                                          ARTICLE VIII
                                   COVENANTS OF THE BORROWER

SECTION 8.01.  Affirmative Covenants....................................................49
SECTION 8.02.  Negative Covenants.......................................................52
SECTION 8.03.  Reporting Obligations....................................................59

                                          ARTICLE IX
                                           DEFAULTS

SECTION 9.01.  Events of Default........................................................62
SECTION 9.02.  Remedies.................................................................65

                                          ARTICLE X
                                          THE AGENTS

SECTION 10.01.  Authorization and Action................................................65
SECTION 10.02.  Indemnification.........................................................67
SECTION 10.03.  Concerning the Collateral and the Loan Documents........................67
SECTION 10.04.  Release of Guarantors...................................................69

                                          ARTICLE XI
                                         MISCELLANEOUS

SECTION 11.01.  Amendments, Etc.........................................................69
SECTION 11.02.  Notices, Etc............................................................70
SECTION 11.03.  No Waiver of Remedies...................................................70

SECTION                                                                                PAGE

SECTION 11.04.  Costs, Expenses and Indemnification.....................................70
SECTION 11.05.  Right of Set-off........................................................71
SECTION 11.06.  Binding Effect..........................................................72
SECTION 11.07.  Assignments and Participation...........................................72
SECTION 11.08.  Confidentiality.........................................................76
SECTION 11.09.  Waiver of Jury Trial....................................................76
SECTION 11.10.  GOVERNING LAW; SUBMISSION TO JURISDICTION...............................77
SECTION 11.11.  Relation of the Parties; No Beneficiary.................................77
SECTION 11.12.  Execution in Counterparts...............................................77
SECTION 11.13.  Survival of Agreement...................................................78

Exhibits
--------

EXHIBIT A          -   Form of Notice of Borrowing
EXHIBIT B          -   Form of Notice of Conversion
EXHIBIT C          -   Form of Opinion of Michael D. VanHemert, Esq., counsel to the
                       Borrower
EXHIBIT D-1        -   Form of Opinion of Hughes Hubbard & Reed LLP, special counsel to the
                       Borrower
EXHIBIT D-2        -   Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower
EXHIBIT E          -   Form of Compliance Schedule
EXHIBIT F          -   Form of Lender Assignment
EXHIBIT G          -   Terms of Subordination (Junior Subordinated Debt)
EXHIBIT H          -   Terms of Subordination (Guaranty of Hybrid Preferred Securities)
EXHIBIT I          -   Form of Guaranty
EXHIBIT J          -   Form of Cash Collateral Agreement
EXHIBIT K          -   Form of Pledge and Security Agreement (Borrower)
EXHIBIT L          -   Form of Pledge and Security Agreement (Grantors)

Schedules
---------

COMMITMENT
SCHEDULE
SCHEDULE I             Applicable Lending Offices
SCHEDULE II            Certain Debt
SCHEDULE III           Pledged Capital Stock

                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 12, 2002


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is made by and among:

         (i)      CMS Energy Corporation, a Michigan corporation (the
                  "BORROWER"),

         (ii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto,

         (iii) Barclays Bank PLC ("BARCLAYS"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders hereunder,

         (iv) Citicorp USA, Inc. ("CUSA"), as collateral agent (the "COLLATERAL AGENT") for the Lenders hereunder, and

         (v) Bank of America, N.A. and JPMorgan Chase Bank, as co-syndication agents (the "CO-SYNDICATION AGENTS"), and Union Bank of California, N.A. and CUSA, as documentation agents (the "DOCUMENTATION AGENTS").


                             PRELIMINARY STATEMENTS

         The Borrower has requested the Banks to amend and restate the Existing Credit Agreement (as hereinafter defined) to provide the credit facility hereinafter described in the amount and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Agents have agreed to act as agents for the Lenders on such terms and conditions.

         The parties hereto acknowledge and agree that neither Consumers (as hereinafter defined) nor any of its Subsidiaries (as hereinafter defined) will be a party to, or will in any way be bound by any provision of, this Agreement or any other Loan Document (as hereinafter defined), and that no Loan Document will be enforceable against Consumers or any of its Subsidiaries or their respective assets.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ABR LOAN" means a Loan that bears interest as provided in
         Section 3.05(b)(i).

                  "ADJUSTED LIBO RATE" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means, as the context may require, the Administrative Agent, the Collateral Agent, any Co-Syndication Agent or any Documentation Agent, and "AGENTS" means any or all of the foregoing.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and
         (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ALTERNATIVE CURRENCY" means Canadian Dollars and euro.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (i) such Lender's Domestic Lending Office, in the case of an ABR Loan, and (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means, on any date of determination with respect to any Loans, the per annum rate specified in the table below for such Loans:

                  ------------------------------ ------------
                            ABR Loans               2.00%
                  ------------------------------ ------------
                           Eurodollar
                           Rate Loans               3.00%
                  ------------------------------ ------------

                  "APPLICABLE RATE" means:

                           (i) in the case of each ABR Loan, a rate per annum
                  equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin; and

                           (ii) in the case of each Eurodollar Rate Loan
                  comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

                  "ARRANGERS" means Salomon Smith Barney Inc. and Barclays Capital.

                  "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER INTEREST EXPENSE" means at any date, the total interest expense in respect of Debt of the Borrower for the four calendar quarters immediately preceding such date, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under interest rate swap, "cap", "collar" or other hedging agreements (including amortization of discount) and (vii) interest expense in respect of obligations of Persons deemed to be Debt of the Borrower under clause (viii) of the definition of Debt, provided, however that Borrower Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

                  "BORROWING" means a borrowing consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "TYPE". All Loans of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and Detroit, Michigan, and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

                  "CANADIAN DOLLARS" means the lawful currency of Canada.

                  "CASH COLLATERAL AGREEMENT" means the Cash Collateral Agreement, dated as of July 12, 2002, between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit J.

                  "CASH DIVIDEND INCOME" means, for any period, the amount of all cash dividends received by the Borrower from its Subsidiaries during such period that are paid out of the net income or loss (without giving effect to: any extraordinary gains in excess of $25,000,000, the amount of any write-off or write-down of assets, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, and up to $200,000,000 of other non-cash write-offs) of such Subsidiaries during such period.

                  "CHANGE OF CONTROL" means (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding voting capital stock of the Borrower, or (b) the majority of the board of directors of the Borrower shall fail to consist of Continuing Directors, or (c) a consolidation or merger of the Borrower shall occur after which the holders of the outstanding voting capital stock of the Borrower immediately prior thereto hold less than 50% of the outstanding voting capital stock of the surviving entity, or (d) more than 50% of the outstanding voting capital stock of the Borrower shall be transferred to any entity of which the Borrower owns less than 50% of the outstanding voting capital stock.

                  "CLOSING DATE" means July 12, 2002.

                  "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any Loan Party upon which a Lien is granted under any of the Loan Documents, including, without limitation, all "Collateral" under (and as defined in) the Cash Collateral Agreement.

                  "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans to the Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Lender's name on the Commitment Schedule under the heading "Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03. "COMMITMENTS" means the total of the Lenders' Commitments hereunder. The Commitments shall in no event exceed $300,000,000.

                  "COMMITMENT FEE MARGIN" means a per annum rate equal to 0.50%.

                  "COMMITMENT SCHEDULE" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

                  "CONFIDENTIAL INFORMATION" has the meaning assigned to that term in Section 11.08.

                  "CONSOLIDATED DEBT" means, without duplication, as determined on a consolidated basis in accordance with GAAP, at any date of determination, the sum of the aggregate Debt of the Borrower plus the aggregate debt (as such term is construed in accordance with GAAP) of the Consolidated Subsidiaries; provided, however, that:

                           (a) Consolidated Debt shall not include any Support
                  Obligation described in clause (iv) or (v) of the definition thereof if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination;

                           (b) Consolidated Debt shall not include (i) any
                  Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or (ii) any guaranty by the Borrower of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit H, or pursuant to other terms and conditions satisfactory to the Required Lenders;

                           (c) for purposes of this definition only, the
                  percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Borrower or any Consolidated Subsidiary that shall be considered Consolidated Debt shall be agreed by the Arrangers and the Borrower (and consented to by the Required Lenders) and shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies;

                           (d) with respect to any Support Obligations provided
                  by the Borrower in connection with a purchase or sale by MS&T, its Subsidiaries or PremStar Energy Canada Ltd. ("PREMSTAR") of natural gas, natural gas liquids, gas condensates, electricity, oil, propane, coal, any other commodity, weather derivatives or any derivative instrument with respect to any commodity with any other Person (a "COUNTERPARTY"), Consolidated Debt shall include only the excess, if any, of
                  (A) the aggregate amount of any Support Obligations provided by the Borrower in respect of MS&T's, any of its Subsidiary's or PremStar's obligations under any such purchase or sale transaction (a "COVERING TRANSACTION") entered into by MS&T, any of its Subsidiaries or PremStar in connection with such purchase or sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company of such Counterparty (the "COUNTERPARTY GUARANTOR") and (ii) any irrevocable letter of credit provided by any financial institution for the account of such Counterparty or Counterparty Guarantor, in each case for the benefit of MS&T, any of its Subsidiaries or PremStar in support of such Counterparty's payment obligations to MS&T, such Subsidiary or PremStar arising from such purchase or sale, provided that (x) the senior, unsecured, non-credit enhanced indebtedness of such Counterparty Guarantor or such financial institution (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch and Moody's, provided that in the event that such Counterparty Guarantor has no such rated indebtedness, Dun &

                  Bradstreet Inc. has rated such Counterparty Guarantor at least investment grade, (y) no default by such Counterparty Guarantor in respect of any such Support Obligations provided by such Counterparty Guarantor has occurred and is continuing and (z) such Counterparty Guarantor is not the Borrower or any Affiliate of the Borrower or any of its Subsidiaries;

                           (e) Consolidated Debt shall not include any Project
                  Finance Debt of the Borrower or any Consolidated Subsidiary;
                  and

                           (f) Consolidated Debt shall not include the principal
                  amount of any Securitized Bonds.

                  "CONSOLIDATED EBITDA" means, with reference to any period, the pretax operating income of the Borrower and its Subsidiaries ("PRETAX OPERATING INCOME") for such period plus, to the extent deducted in determining Pretax Operating Income (without duplication), (i) depreciation, depletion and amortization, and (ii) any non-cash write-offs and write-downs contained in the Borrower's Pretax Operating Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, all calculated for the Borrower and its Subsidiaries on a consolidated basis for such period; provided, however that Consolidated EBITDA shall not include any operating income attributable to that portion of the revenues of Consumers dedicated to the repayment of the Securitized Bonds.

                  "CONSOLIDATED SUBSIDIARY" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

                  "CONSUMERS" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Borrower.

                  "CONSUMERS CREDIT FACILITY" is defined in Section 6.05.

                  "CONSUMERS DIVIDEND RESTRICTION" means any restriction enacted or imposed after October 1, 1992 upon the ability of Consumers to pay cash dividends to the Borrower in respect of Consumers' capital stock, whether such restriction is imposed by statute, regulation, decisions or rulings by the Michigan Public Service Commission or the Federal Energy Regulatory Commission (or any successor agency or agencies), final judgments of any court of competent jurisdiction, indentures, agreements, contracts or restrictions to which Consumers is a party or by which it is bound or otherwise; provided, that no restriction on such dividends existing on October 1, 1992 shall be a Consumers Dividend Restriction at any time.

                  "CONTINUING DIRECTOR" means, as of any date of determination, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board of directors at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

                  "CONVERSION", "CONVERT" or "CONVERTED" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02 or 3.03.

                  "DEBT" means, for any Person, without duplication, any and all indebtedness, liabilities and other monetary obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments,
         (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not overdue), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) under reimbursement or similar agreements with respect to letters of credit issued thereunder, (v) under any interest rate swap, "cap", "collar" or other hedging agreements; provided, however, for purposes of the calculation of Debt for this clause (v) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis,
         (vi) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (vii) arising from any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) for a Plan, (viii) arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan and (ix) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through (viii) above and (B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations. Notwithstanding the foregoing, solely for purposes of the calculation required under
         Section 8.01(j)(ii), Debt shall not include any Junior Subordinated Debt issued by the Borrower and owned by any Hybrid Preferred Securities Subsidiary.

                  "DEFAULT" means an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "DEFAULT RATE" means a rate per annum equal at all times to
         (i) in the case of any amount of principal of any Loan that is not paid when due, 2% per annum above the Applicable Rate required to be paid on such Loan immediately prior to the date on which such amount became due, and (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Applicable Rate for an ABR Loan in effect from time to time.

                  "DESIGNATED PREPAYMENT" means each mandatory prepayment required by clauses (i) and (ii) of Section 2.03(c).

                  "DIVIDEND COVERAGE RATIO" means, at any date, the ratio of (i) Pro Forma Dividend Amounts to (ii) Borrower Interest Expense.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOLLAR EQUIVALENT" means, as to Dollars, the amount thereof, and as to any Alternative Currency, the Dollar equivalent of such Alternative Currency as determined by the Administrative Agent in accordance with the provisions of Section 4.07.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; and (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or
         (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 5.06) and (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 5.04(a) or (c) (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater amount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrower to such assigning Lender hereunder), (C) any Person described in clauses (a), (b), (c) and (d) above, which is not a Lender shall, in addition, be acceptable to any Issuing Bank based upon their then existing credit criteria and (D) any Person described in clause (d) above shall, in addition, be acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed).

                  "ENTERPRISES" means CMS Enterprises Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Borrower.

                  "ENTERPRISES CREDIT AGREEMENT" means that certain Credit Agreement, dated as of July 12, 2002, by and among Enterprises, as borrower, the lenders from time to time parties thereto, and Citicorp USA, Inc., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "ENTERPRISES SIGNIFICANT SUBSIDIARY" means CMS Oil and Gas Company, CMS Generation Co., CMS Gas Transmission Company, Panhandle, any direct or indirect subsidiary of Panhandle and any other direct subsidiary of Enterprises having a net worth in excess of $50,000,000.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon
         (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY DISTRIBUTIONS" means, for any period, the aggregate amount of cash received by the Borrower from its Subsidiaries during such period that are paid out of proceeds from the sale of common equity of Subsidiaries of the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a "commonly controlled entity" within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended.

                  "EURO" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Counsel of the European Union, or if different, the lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 3.05(b)(ii).

                  "EVENT OF DEFAULT" is defined in Section 9.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXISTING CREDIT AGREEMENT" means the $300,000,000 Credit Agreement, dated as of June 18, 2001, among the Borrower, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, Bank of America, N.A. and The Chase Manhattan Bank, as co-syndication agents, and Citibank, N.A. and Union Bank of California, as documentation agents, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

                  "EXTENSION OF CREDIT" means (i) the making of a Borrowing (including any Conversion), (ii) the issuance of a Letter of Credit, or
         (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

                  "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $50,000,000, as determined in good faith by the Board of Directors of the Borrower.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" is defined in Section 2.02(b).

                  "FITCH" means Fitch, Inc. or any successor thereto.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FOREIGN SUBSIDIARY" is defined in Section 8.01(l).

                  "GAAP" is defined in Section 1.03.

                  "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with (i) the execution, delivery, or performance of any Loan Document by any Loan Party, (ii) the grant and perfection of any Lien in favor of the Collateral Agent contemplated by the Loan Documents, or (iii) the exercise by any Agent (on behalf of the Lenders) of any right or remedy provided for under the Loan Documents.

                  "GRANTOR(s)" means each Guarantor and each of the following Subsidiaries of the Borrower: CMS Capital, L.L.C., a Michigan limited liability company, CMS Electric and Gas Company, a Michigan corporation, CMS Oil and Gas Company, a Michigan corporation, MS&T, CMS International Ventures, L.L.C., a Michigan limited liability company, CMS Field Services, Inc., a Michigan corporation, Dearborn Industrial Energy, L.L.C., a Michigan limited liability company, Dearborn Industrial Generation, L.L.C., a Michigan limited liability company, CMS Generation Michigan Power L.L.C., a Michigan limited liability company, CMS Gas Processing, L.L.C., an Oklahoma limited liability company, and CMS Natural Gas Gathering, L.L.C., an Oklahoma limited liability company.

                  "GUARANTOR" means Enterprises, CMS Generation Co., a Michigan corporation, CMS Gas Transmission Company, a Michigan corporation, and each other Restricted Subsidiary (excluding Panhandle and its Subsidiaries) that has delivered, or shall be obligated to deliver, a guaranty under and pursuant to the terms of Section 8.01(l).

                  "GUARANTY" means that certain Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor in favor of the Collateral Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit I attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

                  "HAZARDOUS SUBSTANCE" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

                  "HYBRID PREFERRED SECURITIES" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

                           (i) such Hybrid Preferred Securities Subsidiary lends
                  substantially all of the proceeds from the issuance of such preferred securities to the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower in exchange for Junior Subordinated Debt issued by the Borrower or such wholly-owned direct or indirect Subsidiary, respectively;

                           (ii) such preferred securities contain terms
                  providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

                           (iii) the Borrower or a wholly-owned direct or
                  indirect Subsidiary of the Borrower (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

                  "HYBRID PREFERRED SECURITIES SUBSIDIARY" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Borrower or Consumers) at all times by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

                  "INDEMNIFIED PERSON" is defined in Section 11.04(b).

                  "INDENTURE" means that certain Indenture, dated as of September 15, 1992, between the Borrower and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 1, 1992, the Second Supplemental Indenture, dated as of October 1, 1992, the Third Supplemental Indenture, dated as of May 6, 1997, the Fourth Supplemental Indenture, dated as of September 26, 1997, the Fifth Supplemental Indenture, dated as of November 4, 1997, the Sixth Supplemental Indenture, dated as of January 13, 1998, the Seventh Supplemental Indenture, dated as of January 25, 1999, the Eighth Supplemental Indenture, dated as of February 3, 1999, the Ninth Supplemental Indenture, dated as of June 22, 1999, the Tenth Supplemental Indenture, dated as of October 12, 2000, the Eleventh Supplemental Indenture, dated as of March 29, 2001, and the Twelfth Supplemental Indenture, dated as of July 2, 2001, as said Indenture may be further amended or otherwise modified from time to time in accordance with its terms.

                  "INTEREST PERIOD" is defined in Section 3.03.

                  "ISSUING BANK" means any Lender designated by the Borrower in accordance with Section 4.01(a) as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement. As of the date hereof, the Borrower has designated Barclays as an Issuing Bank, and the Administrative Agent has accepted such designee pursuant to Section 4.01.

                  "ISSUING BANK AGREEMENT" means an agreement between an Issuing Bank and the Borrower, in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Letters of Credit, in form and substance satisfactory to the Administrative Agent, in support of a general corporate activity of the Borrower.

                  "JUNIOR SUBORDINATED DEBT" means any unsecured Debt of the Borrower or a Subsidiary of the Borrower (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit G, or pursuant to other terms and conditions satisfactory to the Required Lenders.

                  "LC PAYMENT NOTICE" is defined in Section 4.04(b).

                  "LC OUTSTANDINGS" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit (assuming the satisfaction of all conditions for drawing enumerated therein) plus any amount which has been drawn on such Letter of Credit which has neither been reimbursed by the Borrower nor converted into an ABR Loan pursuant to the terms of Section 4.04.

                  "LENDER ASSIGNMENT" means an assignment and agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

                  "LENDERS" means the Banks listed on the signature pages hereof, each Eligible Assignee that shall become a party hereto pursuant to Section 11.07 and, if and to the extent so provided in
         Section 4.04(c), each Issuing Bank.

                  "LETTER OF CREDIT" means a letter of credit issued by an Issuing Bank pursuant to Section 4.02, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

                  "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" is defined in Section 8.02(a).

                  "LOAN" means a loan by a Lender to the Borrower, and refers to an ABR Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan). All Loans by a Lender of the same Type having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

                  "LOAN DOCUMENTS" means this Agreement, any Promissory Notes, the Cash Collateral Agreement, the Fee Letter, the Issuing Bank Agreement(s), the Guaranty, the Pledge Agreements, and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

                  "LOAN PARTY" is defined in Section 6.01(a)(i).

                  "MATERIAL ADVERSE CHANGE" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole, (b) the Borrower's and the Guarantors' ability, taken as a whole, to perform their obligations under this Agreement or any other Loan Document to which it is or will be a party or (c) the validity or enforceability of any Loan Document or the rights or remedies of any Agent or the Lenders thereunder.

                  "MEASUREMENT QUARTER" is defined in Section 8.01(i).

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MS&T" means CMS Marketing, Services and Trading Company, a Michigan corporation, all of whose capital stock is on the Closing Date owned by Enterprises.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means, with respect to any sale, assignment or other disposition of (but not the lease or license of) any property, or with respect to any sale or issuance of securities or incurrence of Debt, by any Person, gross cash proceeds received by such Person or any Subsidiary of such Person from such sale, assignment, disposition, issuance or incurrence (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such transaction) after (i) provision for all income or other taxes measured by or resulting from such transaction,
         (ii) payment of all customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection with such transaction, (iii) all amounts used to repay Debt (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such sale, assignment or other disposition or which is or may be required (by the express terms of the instrument governing such Debt or by applicable law) to be repaid in connection with such sale, assignment, or other disposition, and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with GAAP consistently applied, against any liabilities associated with the assets sold, transferred or disposed of in such transaction and retained by such Person or a Subsidiary of such Person after such transaction, provided that "Net Proceeds" shall include on a dollar-for-dollar basis all amounts remaining in such reserve after such liability shall have been satisfied in full or terminated; provided, however, that notwithstanding the foregoing, "Net Proceeds" shall exclude any amounts received or deemed to be received by the Borrower for the purchase of the Borrower's capital stock in connection with the Borrower's dividend reinvestment program.

                  "NET WORTH" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses (i) or (ii) above, that are treated as intangibles in conformity with GAAP.

                  "NOTICE OF BORROWING" is defined in Section 3.01(a).

                  "NOTICE OF CONVERSION" is defined in Section 3.02.

                  "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all reimbursement obligations under
         Section 4.04(a), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower and other Loan Parties to any of the Agents, the Arrangers, the Issuing Banks, the Lenders or any other indemnified party arising under the Loan Documents.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFF-BALANCE SHEET LIABILITY" of a Person shall mean any of the following obligations not appearing on such Person's consolidated balance sheet: (i) all lease obligations, leveraged leases, sale and leasebacks and other similar lease arrangements of such Person, (ii) any liability under any so called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, and (iii) any obligation arising with respect to any other transaction if and to the extent that such obligation is the functional equivalent of borrowing but that does not constitute a liability on the consolidated balance sheet of such Person.

                  "OWNERSHIP INTEREST" of the Borrower in any Consolidated Subsidiary means, at any date of determination, the percentage determined by dividing (i) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by the Borrower and any other Consolidated Subsidiary on such date, by (ii) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by all Persons (including the Borrower and the Consolidated Subsidiaries) on such date. Notwithstanding anything to the contrary set forth above, if the "Ownership Interest," calculated as set forth above, is 50% or less, such percentage shall be deemed to equal 0%.

                  "PANHANDLE" means Panhandle Eastern Pipe Line Company, a Delaware corporation, all of whose capital stock is on the Closing Date owned indirectly by Enterprises.

                  "PARTICIPANT" is defined in Section 11.07(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

                  "PERCENTAGE" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Lenders' Commitments on such date, and multiplying the quotient so obtained by 100%. In the event that the Commitments have been terminated, each Lender's Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination.

                  "PERMITTED INVESTMENTS" means each of the following so long as no such Permitted Investment shall have a final maturity later than six months from the date of investment therein:

                           (i) direct obligations of the United States, or of
                  any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

                           (ii) certificates of deposit or bankers' acceptances
                  issued, or time deposits held, or investment contracts guaranteed, by any Lender, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

                           (iii) obligations with any Lender, any other bank or
                  trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer;

                           (iv) commercial paper rated (on the date of
                  acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper); and

                           (v) any eurodollar certificate of deposit issued by
                  any Lender or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness).

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means, with respect to any Person, an employee benefit plan (other than a Multiemployer Plan) maintained for employees of such Person or any ERISA Affiliate of such Person and covered by Title IV of ERISA.

                  "PLAN TERMINATION EVENT" means, with respect to any Person,
         (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of such Person or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
         (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "PLEDGE AGREEMENTS" means each of (i) that certain Pledge and Security Agreement, dated as of July 12, 2002, by and between the Borrower and the Collateral Agent, in substantially the form of Exhibit J attached hereto, pursuant to which the Borrower shall grant a security interest in the capital stock of Enterprises and a security interest in accounts receivable and notes owed by Enterprises or any Subsidiary of Enterprises to the Borrower, and (ii) that certain Pledge and Security Agreement, dated as of July 12, 2002, by and among the Grantors and the Collateral Agent in substantially the form of Exhibit K hereto, pursuant to which such Grantors shall grant a security interest in the capital stock (or comparable interest) of each of the Subsidiaries of the Borrower identified as owned by it on Schedule III hereto and a security interest in accounts receivable and notes owed by the Borrower or Enterprises or any Subsidiary of Enterprises to such Grantor, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Barclays as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRO FORMA DIVIDEND AMOUNT" means, from and after any date of any Consumers Dividend Restriction, the sum of (a) the aggregate amount which Consumers could have paid to the Borrower during the four calendar quarters immediately preceding such date had such Consumers Dividend Restriction been in effect during such quarters plus (b) cash dividends received by the Borrower from any other Subsidiary during such quarters.

                  "PROJECT FINANCE DEBT" means Debt of any Person that is non-recourse to such Person (unless such Person is a special-purpose entity) and any Affiliate of such Person, other than with respect to the interest of the holder of such Debt in the collateral, if any, securing such Debt.

                  "PROJECT FINANCE EQUITY" means, at any date of determination, consolidated equity of the common, preference and preferred stockholders of the Borrower and the Consolidated Subsidiaries relating to any obligor with respect to Project Finance Debt.

                  "PROMISSORY NOTE" means any promissory note of the Borrower payable to the order of a Lender (and, if requested, its registered assigns) issued pursuant to Section 3.01(d); and "PROMISSORY NOTES" means any or all of the foregoing.

                  "RECIPIENT" is defined in Section 11.08.

                  "REGISTER" is defined in Section 11.07(c).

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUEST FOR ISSUANCE" is defined in Section 4.02(a).

                  "REQUIRED LENDERS" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate unpaid principal amount of the Loans owing to Lenders and (ii) if no Loans are then outstanding, have Percentages in the aggregate of at least 51%. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

                  "RESTRICTED SUBSIDIARY" means (i) Enterprises and (ii) any other Subsidiary of the Borrower (other than Consumers and its Subsidiaries) that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor thereto.

                  "SECURITIZED BONDS" means any nonrecourse bonds or similar asset-backed securities issued by a special-purpose subsidiary of Consumers which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets or other stranded costs.

                  "SOLVENT", when used with respect to any Person, means that at the time of determination:

                           (i) the fair market value of its assets is in excess
                  of the total amount of its liabilities (including, without limitation, net contingent liabilities); and

                           (ii) it is then able and expects to be able to pay
                  its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances known to such Person at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                  "SUPPORT OBLIGATIONS" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

                  "TAX SHARING AGREEMENT" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated as of January 1, 1994, by and among the Borrower, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

                  "TERMINATION DATE" means the earlier to occur of (i) December 15, 2003 and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 9.02.

                  "364 DAY FACILITY" means that certain $295,800,000 Amended and Restated Credit Agreement dated as of July 12, 2002, by and among the Borrower, the Banks and the Agents, as the same may amended, restated, supplemented or otherwise modified from time to time.

                  "TRUSTEE" has the meaning assigned to that term in the Indenture.

                  "TYPE" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

         SECTION 1.02. COMPUTATION OF TIME PERIODS; CONSTRUCTION.

                  (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 7.01(e) ("GAAP"). If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case, with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agents, the Arrangers and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 8.03 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

                                   ARTICLE II
                                   COMMITMENTS

         SECTION 2.01. THE COMMITMENTS. Each Lender severally agrees, on the terms and conditions hereinafter set forth to make Loans to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) during the period from the Closing

Date until the Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Within the limits hereinafter set forth, the Borrower may request Extensions of Credit hereunder, prepay Loans or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

         SECTION 2.02. FEES.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the product of (i) the average daily amount of such Lender's Available Commitment from the Closing Date, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date multiplied by (ii) the Commitment Fee Margin in effect as of the date upon which such fee is payable. Such fees shall be payable quarterly in arrears on the last day of each January, April, July and October, commencing the first such date to occur following the Closing Date, and on the Termination Date.

                  (b) On June 17, 2003, the Borrower shall pay to the Administrative Agent, for the account of each Lender, an incentive fee equal to 0.50% multiplied by each such Lenders' Commitment as of such date.

                  (c) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commission on the average daily aggregate amount of the LC Outstandings from the Closing Date until the Termination Date at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans, payable quarterly in arrears on the last day of each January, April, July and October, commencing on the first such date to occur following the Closing Date, and on the Termination Date.

                  (d) In addition to the fees provided for in subsections (a),
(b) and (c) above, the Borrower shall pay to the Administrative Agent, for the account of Barclays and the other Persons entitled thereto, such other fees as are provided for in that certain letter agreement, dated July 12, 2002 among the Borrower, the Arrangers and Barclays (the "FEE LETTER"), in the amounts and at the times specified therein.

         SECTION 2.03. REDUCTION OF THE COMMITMENTS; MANDATORY PREPAYMENTS.

                  (a) The Borrower may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of termination or reduction, and the Administrative Agent shall promptly distribute copies thereof to the Lenders) terminate in whole or reduce ratably in part the unused portions of the Commitments; provided that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) Upon the occurrence of a Change of Control the Commitments shall be reduced to zero and the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) From and after the date that all of the obligations under the Enterprises Credit Agreement and the 364 Day Facility shall have been paid in full in cash and the Enterprises Credit Agreement and the 364 Day Facility shall have been terminated, the Borrower shall make the following mandatory prepayments:

                  (i) Promptly and in any event within 3 Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Proceeds (exclusive of any proceeds applied to mandatory prepayments under the Enterprises Credit Agreement and/or the 364 Day Facility) in excess of $100,000,000 from the sale, assignment or other disposition of (but not the lease or license of) any property identified to the Lenders in the Borrower's Confidential Information Memorandum dated June 2002, including, without limitation, any sale of capital stock or other equity interest in any of the Borrower's direct or indirect Subsidiaries identified therein (the "IDENTIFIED TRANSACTIONS"), in an amount, when combined with the Net Proceeds of all other such Identified Transactions since the Closing Date that have not been applied to the prepayment of the Obligations in accordance with this clause (i), in excess of $5,000,000, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to fifty percent (50%) of such aggregate Net Proceeds, provided that such amount shall exclude Net Proceeds arising from any sale, assignment or other disposition of property by Consumers or any Subsidiary of Consumers; and

                  (ii) Promptly and in any event within 3 Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Proceeds from the sale, assignment or other disposition of (but not the lease or license of) any property, including, without limitation, any sale of capital stock or other equity interest in any of the Borrower's direct or indirect Subsidiaries, other than in respect of the Identified Transactions, in an amount, when combined with the Net Proceeds of all other such transactions since the Closing Date that have not been applied to the prepayment of the Obligations in accordance with this clause (ii), in excess of $5,000,000, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to fifty percent (50%) of such aggregate Net Proceeds, provided that such amount shall exclude Net Proceeds arising from (A) any sale, assignment or other disposition of property by Consumers or any Subsidiary of Consumers and (B) any sale or other disposition by the Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice.

Nothing in this Section 2.03(c) shall be construed to constitute the Lenders' consent to any transaction referenced in clauses (i) and (ii) above which is not expressly permitted by Article VIII. The Borrower shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Payment becomes due and payable pursuant to this Section 2.03(c)). Designated Prepayments shall be allocated and applied to the outstanding Loans and shall permanently reduce on a ratable basis the Commitment of each Lender. All Designated Prepayments shall be applied first to repay outstanding ABR Loans and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

         SECTION 2.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the aggregate principal amount of all Loans outstanding on such date under this Agreement plus (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. At no time shall the principal amount outstanding under this Agreement exceed the aggregate amount of the Commitments hereunder. References to the unused portion of the Commitments under this Agreement shall refer to the excess, if any, of the Commitments hereunder over the principal amount outstanding hereunder; and references to the unused portion of any Lender's Commitment under this Agreement shall refer to such Lender's Percentage of the unused Commitments hereunder.

                                   ARTICLE III
                                      LOANS

         SECTION 3.01. LOANS.

                  (a) The Borrower may request a Borrowing (other than a Conversion) by delivering a notice (a "NOTICE OF BORROWING") to the Administrative Agent no later than 12:00 noon on the third Business Day or, in the case of ABR Loans, on the first Business Day, prior to the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing, (ii) Type of Loans to be made in connection with such Borrowing,
(iii) Interest Period, if any, for such Loans and (iv) amount of such Borrowing. Each proposed Borrowing shall conform to the requirements of Sections 3.03 and 3.04.

                  (b) Each Lender shall, before 12:00 noon on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's offices at 222 Broadway, 11th Floor, New York, New York 10038, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

                  (c) If and to the extent that any Lender (a "NON-PERFORMING LENDER") shall not have made available to the Administrative Agent, in accordance with subsection (b) above, such Lender's Percentage of any Borrowing, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand corresponding amounts, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Loans made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. Within the limits of each Lender's Available Commitment and subject to the other terms and conditions set forth in this Agreement for the making of Loans (including Section 8.01(h)), the Borrower may request (and the Lenders shall honor) one or more additional Borrowings from the performing Lenders to fund such repayment to the Administrative Agent. If a non-performing Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment to the Administrative Agent (or repayment of Loans made to fund such repayment to the Administrative Agent), and shall make any remainder available to the Borrower and (y) such amount so repaid shall be deemed to constitute such Lender's Loan, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Loans made as part of such Borrowing, and such Lender shall forthwith cease to be deemed a non-performing Lender; if and so long as such non-performing Lender shall not repay such amount, and unless and until an Eligible Assignee shall have assumed and performed the obligations of such non-performing Lender, all computations by the Administrative Agent of Percentages, Commitments and payments hereunder shall be made without regard to the Commitment, or outstanding Loans, of such non-performing Lender, and any amounts paid to the Administrative Agent for the account of such non-performing Lender shall be held by the Administrative Agent in trust for such non-performing Lender in a non-interest-bearing special purpose account. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  (d) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

         SECTION 3.02. CONVERSION OF LOANS. The Borrower may from time to time Convert any Loan (or portion thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "NOTICE OF CONVERSION") to the Administrative Agent no later than 12:00 noon on (x) the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) the first Business Day prior to the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted,
(iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion and (v) the aggregate amount of Loans (or portions thereof) proposed to be Converted. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

         SECTION 3.03. INTEREST PERIODS. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods of months ("INTEREST PERIODS") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be 1, 2, 3, or 6 months, as the Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period for a Eurodollar Rate Loan that ends after the Termination Date;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

         SECTION 3.04.OTHER TERMS RELATING TO THE MAKING AND CONVERSION OF
         LOANS.

                  (a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

                  (i) each Borrowing shall be in an aggregate amount not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages;

                  (ii) the Borrower may request that more than one Borrowing be made on the same day;

                  (iii) at no time shall the sum of (i) all Borrowings comprising Eurodollar Rate Loans outstanding hereunder and (ii) all "Borrowings" comprising "Eurodollar Rate

         Loans" under, and as such terms are defined in, the 364 Day Facility, be greater than fifteen (15);

                  (iv) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 5.04(b) are paid contemporaneously with such Conversion;

                  (v) if the Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

                  (vi) if, on the date of any proposed Conversion, any Event of Default or Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

                  (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which (A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and (ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, the Borrower shall either prepay or Convert all Eurodollar Rate Loans from such Lender within five days after such notice. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitment, Loans, participation and other rights and obligations hereunder to an Eligible Assignee), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate.

                  (c) If the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Adjusted LIBO Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, or that they are unable to acquire funding in a reasonable manner so as to make available Eurodollar Rate Loans in the amount and for the Interest Period requested, or if the Administrative Agent shall determine that adequate and reasonable means do not exist to be able to determine the Adjusted LIBO Rate, then the right of the Borrower to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

                  (d) If any Lender shall have delivered a notice to the Administrative Agent described in Section 3.04(b), or shall become a non-performing Lender under Section 3.01(c) or Section 4.04(c), and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with said Section 3.04(b), Section 3.01(c) or
Section 4.04(c), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with Section 11.07, to one or more Eligible Assignees designated by the Borrower or the Administrative Agent, all (but not less than all) of such Lender's Commitment, Loans, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of an Event of Default or Default shall be ineffective without the consent of the Required Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such Eligible Assignee so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrower and the Administrative Agent shall have failed to designate any such Eligible Assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Eligible Assignee (i) shall agree to such assignment in substantially the form of the Lender Assignment attached hereto as Exhibit F and (ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b).

                  (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(b) or (c) hereof) or in Article VI, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

         SECTION 3.05. REPAYMENT OF LOANS; INTEREST

                  (a) Principal. The Borrower shall repay the outstanding principal amount of the Loans on the Termination Date (or such earlier date as may be required pursuant to Section 2.03).

                  (b) Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan (except as otherwise provided in this subsection (b)), payable as follows:

                  (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each January, April, July and October, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

                  (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

                                   ARTICLE IV
                                LETTERS OF CREDIT

         SECTION 4.01. ISSUING BANKS. Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more Lenders to act as Issuing Banks hereunder. Any such designation by the Borrower shall be notified to the Administrative Agent at least three (3) Business Days prior to the first date upon which the Borrower proposes that such Issuing Bank issue its first Letter of Credit. Nothing contained herein shall be deemed to require any Lender to agree to act as an Issuing Bank, if it does not so desire.

         SECTION 4.02. LETTERS OF CREDIT.

                  (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three (3) Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank and shall be denominated in Dollars or in an Alternative Currency. Each such notice (a "REQUEST FOR ISSUANCE") shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earlier of the date that is five (5) Business Days prior to the Termination Date, and the date which is one year after the requested date of issuance, provided that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional periods of up to one year which shall in no event extend beyond the date which is five (5) Business Days prior to the Termination Date), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $500,000 (or the Dollar Equivalent thereof in an Alternative Currency) unless otherwise agreed by the applicable Issuing Bank) and whether such Letter of Credit is denominated in Dollars, Canadian Dollars or euro and (iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement; provided that, notwithstanding that a letter of credit issued pursuant to the Existing Credit Agreement shall have a stated expiry date after the Termination Date, each letter of credit issued thereunder shall be deemed to be a Letter of Credit hereunder (but no such Letter of Credit with a stated expiry date after the Termination Date may be extended, modified or amended); provided, further that on or prior to the twentieth (20th) day prior to the Termination Date, the Borrower shall deliver (i) cash collateral in accordance with the terms of the Cash Collateral Agreement in an amount equal to one hundred five percent (105%) of the face amount of any Letter of Credit then outstanding with a stated expiry date on or after the Termination Date (each an "IDENTIFIED LETTER OF CREDIT") or (ii) one or more letters of credit (each a "SUPPORT LETTER OF CREDIT"), for the benefit of the applicable Issuing Bank(s) issuing the Identified Letters of Credit, for reimbursement of any draw under any such Identified Letters of Credit, in each case in an amount and issued by an issuing bank and otherwise in form and substance reasonably acceptable to the Administrative Agent, and upon delivery of such cash collateral or Support Letters of Credit, as applicable, the participation of each Lender in such Identified Letters of Credit (and the LC Outstandings thereunder) shall be terminated. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two (2) days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

                  (b) Each Lender severally agrees with such Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit (including, without limitation, each letter of credit issued pursuant to the Existing Credit Agreement), in the manner and the amount provided in Section 4.04(b), and the issuance of such Letter of Credit (or, in the case of each letter of credit issued pursuant to the Existing Credit Agreement, the execution by the Issuing Bank and each Lender of this Agreement) shall be deemed to be a confirmation by such Issuing Bank and each Lender of such participation in such amount.

                  (c) Notwithstanding anything herein to the contrary, (i) the aggregate Dollar Equivalent of the stated amount of all Letters of Credit outstanding at any one time shall not exceed $275,000,000, (ii) the aggregate Dollar Equivalent of the stated amount of all Letters of Credit outstanding at any one time and denominated in Canadian Dollars shall not exceed $25,000,000, and (iii) the aggregate Dollar Equivalent of the stated amount of all Letters of Credit outstanding at any one time and denominated in euro shall not exceed $35,000,000.

         SECTION 4.03. ISSUING BANK FEES. The Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid to such Issuing Bank pursuant to the Issuing Bank Agreement to which it is a party, at the times, and in the manner, specified in such Issuing Bank Agreement.

         SECTION 4.04. REIMBURSEMENT TO ISSUING BANKS.

                  (a) The Borrower hereby agrees to pay to the Administrative Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to the Borrower and the Administrative Agent, on and after each date on which such Issuing Bank shall pay any amount under the Letter of Credit issued by such Issuing Bank, a sum in Dollars equal to the Dollar Equivalent of the amount so paid plus interest on such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Applicable Rate for ABR Loans.

                  (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under the Letter of Credit issued by such Issuing Bank on the date of such payment, such Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such Issuing Bank. Each Lender severally agrees to purchase from each Issuing Bank a participation in the reimbursement obligation of the Borrower to such Issuing Bank under subsection (a) above, by paying to the Administrative Agent for the account of such Issuing Bank an amount in Dollars equal to such Lender's Percentage of the Dollar Equivalent of such unreimbursed amount paid by such Issuing Bank, plus interest on the Dollar Equivalent of such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of such Issuing Bank shall be several and shall not be affected by the occurrence or continuance of any Default or Event of Default or the failure of any other Lender to make any payment under this
Section 4.04. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (c) The failure of any Lender to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "NON-PERFORMING LENDER") shall fail to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, within five (5) Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of Section 5.05 and Article IX hereof and the Cash Collateral Agreement, to be a Lender hereunder owed a Loan in an amount equal to the Dollar Equivalent of the outstanding principal amount due and payable by such Lender to the Administrative Agent for the account of such Issuing Bank pursuant to subsection (b) above.

                  (d) Each participation purchased by a Lender under subsection (b) above, shall constitute an ABR Loan in the amount in Dollars paid by such Lender to the Administrative Agent for the account of the applicable Issuing Bank and shall be deemed made by such Lender to the Borrower on the date of such payment by the relevant Issuing Bank under the Letter of

Credit issued by such Issuing Bank (irrespective of the Borrower's noncompliance, if any, with the conditions precedent for Loans hereunder); and all such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single Borrowing hereunder.

         SECTION 4.05. OBLIGATIONS ABSOLUTE. The payment obligations of each Lender under Section 4.04(b) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Loan made under Section 4.04(d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                  (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

                  (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

                  (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment in good faith by any Issuing Bank under the Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 4.06. LIABILITY OF ISSUING BANKS AND THE LENDERS. The
Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Issuing Bank that has issued such Letter of Credit, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for
(a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the

Borrower or such Lender proves were caused by such Issuing Bank's willful misconduct or gross negligence, including such Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any Issuing Bank's willful misconduct or gross negligence, and the obligation of the Borrower to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any Issuing Bank.

         SECTION 4.07. CURRENCY EQUIVALENTS. For purposes of Articles IV and V of this Agreement, the Dollar Equivalent of any Alternative Currency shall be determined by the Administrative Agent by using the quoted closing spot rate at which Barclays' principal office in London offers to exchange Dollars for such Alternative Currency in London on the day such equivalent is to be determined; provided, however, that if at the time of any such determination, for any reason, no spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. The Dollar Equivalent of the stated amount of each Letter of Credit outstanding made in an Alternative Currency and of the amount of each participation purchased by a Lender under Section 4.04(b) shall be recalculated hereunder on (i) each date that it shall be necessary to determine the unused portion of each Lender's Commitment, or the outstanding amount of any or all Loans, Letters of Credit outstanding, LC Outstandings or any Extension of Credit, or (ii) on any such other date which the Administrative Agent deems such recalculation necessary or advisable or is otherwise directed to make such recalculation by the Required Lenders, but in any event at least monthly. The Administrative Agent agrees to provide notice to the Lenders of the relevant Dollar Equivalent determined pursuant to each such determination and each such recalculation as soon as practicable following such determination or recalculation, as the case may be.

         SECTION 4.08. JUDGEMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Promissory Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at Barclays on the Business Day immediately preceding that on which final judgment is given. The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender, Issuing Bank, Collateral Agent or Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Bank, Collateral Agent or Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, Issuing Bank, Collateral Agent or Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, Issuing Bank, Collateral Agent or Administrative Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due in the Original Currency to any Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be), such Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

                                    ARTICLE V
                   PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

         SECTION 5.01. PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 2:00 P.M. on the day when due in Dollars to the Administrative Agent at its offices at 222 Broadway, 11th Floor, New York, New York 10038, in same day funds, except payments to be made directly to any Issuing Bank as expressly provided herein; any payment received after 3:00 P.M. shall be deemed to have been received at the start of business on the next succeeding Business Day, unless the Administrative Agent shall have received from, or on behalf of, the Borrower a Federal Reserve reference number with respect to such payment before 4:00 P.M. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from the Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the Dollar Equivalent of the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by the Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 11.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes the Administrative Agent, each Lender and each Issuing Bank, if and to the extent payment owed to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent, such Lender or such Issuing Bank, as the case may be, any amount so due.

                  (c) All computations of interest based on the Alternate Base Rate (when the Alternate Base Rate is based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Adjusted LIBO Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Any amount payable by the Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

                  (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to
Section 5.07, (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto.

         SECTION 5.02. INTEREST RATE DETERMINATION. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.05(b)(i) or (ii).

         SECTION 5.03. PREPAYMENTS. The Borrower shall have no right to prepay any principal amount of any Loans other than as provided in subsections (a) and
(b) below.

                  (a) The Borrower may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of prepayment, and the Administrative Agent shall promptly distribute copies thereof to the Lenders), and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of Loans made as part of the same Borrowing, in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) On the date of any termination or optional or mandatory reduction of the Commitments pursuant to Section 2.03, and on any date on which the sum of the aggregate outstanding principal amount of the Loans and the aggregate Dollar Equivalent of all LC Outstandings shall exceed the aggregate amount of the Commitments, and on any date on which the aggregate Dollar Equivalent of (1) all LC Outstandings shall exceed $275,000,000, (2) all LC Outstandings denominated in Canadian Dollars shall exceed $25,000,000, or (3) all LC Outstandings denominated in euro shall exceed $35,000,000, the Borrower shall first, pay or prepay the principal outstanding on the Loans and/or LC Outstandings that represent amounts that have been drawn under Letters of Credit but have neither been reimbursed by the Borrower nor converted into ABR Loans, second, if all of the Loans and all of such unreimbursed amounts constituting LC Outstanding shall have been paid in full, provide cash collateral pursuant to the Cash Collateral Agreement, to secure remaining LC Outstandings, and third, cause an amount of Letters of Credit to be cancelled (if necessary after taking into account the payments and provision of cash collateral in the immediately preceding clauses), in each case, in an amount equal to the excess, as applicable, of (A) (i) the sum of the aggregate principal amount of the Loans outstanding and the aggregate Dollar Equivalent of all LC Outstandings (in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) over (ii) the aggregate amount of the sum of the Commitments (following such termination or reduction, if any) and such cash collateral, or (B) (i) the aggregate Dollar Equivalent of all LC Outstandings, over (ii) the sum of $275,000,000 and such cash collateral, or (C)
(i) the aggregate Dollar Equivalent of all LC Outstandings denominated in Canadian Dollars, over (ii) the sum of $25,000,000 and such cash collateral, or
(D) (i) the aggregate Dollar Equivalent of all LC Outstandings denominated in euro, over (ii) the sum of $35,000,000 and such cash collateral, together with, in the case of any such payment (x) accrued interest to the date of such prepayment on the amount repaid and (y) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b). Any payments and prepayments required by clause "first" of this subsection (b) shall be applied, first, to outstanding ABR Loans up to the full amount thereof, second, to outstanding Eurodollar Rate Loans, and third, as cash collateral, pursuant to the Cash Collateral Agreement, to secure LC Outstandings. In the event that the Borrower requests the release of any cash collateral pursuant to the terms of the Cash Collateral Agreement and on the date of such request or at any time prior to the time of such release, there has become, or there becomes, due and payable any prepayment of any Loans under this Agreement, the Borrower hereby directs the Administrative Agent to apply the proceeds of such release of cash collateral to such prepayment of such Loans and agrees that any such request is a confirmation of such direction.

         SECTION 5.04. YIELD PROTECTION.

                  (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the Closing Date, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, upon demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to the Borrower and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

                  (b)     Breakage. If, due to any prepayment pursuant to
Section 5.03, an acceleration of maturity of the Loans pursuant to Section 9.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan other than on the last day of the Interest Period relating to such Loan or if the Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, or if the Borrower shall fail to repay a Eurodollar Rate Loan on the date specified in a notice of prepayment, the Borrower shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment, Conversion or failure to prepay, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation thereof, submitted to the Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

                  (c)     Capital. If any Lender or Issuing Bank determines that
(i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender or Issuing Bank (but without duplication), and (ii) the amount of such capital is increased by or based upon (A) the existence of such Lender's or Issuing Bank's commitment to lend or issue or participate in any Letter of Credit hereunder, or (B) the participation in or issuance or maintenance of any Letter of Credit or Loan and
(C) other similar such commitments, then, upon demand by such Lender or Issuing Bank, the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to the Borrower and the Administrative Agent by such Lender or Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Notices. Each Lender hereby agrees to use its best efforts to notify the Borrower of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 5.04 promptly after becoming aware of the occurrence thereof. The failure of any Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Section 5.04, the Borrower shall not be required to reimburse any Lender for any amounts or costs incurred under subsection (a),
(b) or (c) above, more than 90 days prior to the date that such Lender notifies the Borrower in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrower which entitles such Lender to such compensation. If any Lender shall subsequently determine that any amount demanded and collected under this Section 5.04 was done so in error, such Lender will promptly return such amount to the Borrower.

                  (e) Survival of Obligations. Subject to subsection (d) above, the Borrower's obligations under this Section 5.04 shall survive the repayment of all other amounts owing to the Lenders, the Agents and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 5.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 5.05. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 5.04 or Section 5.06) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the

Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 5.01(a).

        SECTION 5.06. TAXES.

                  (a) All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 5.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, Issuing Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, Issuing Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender, Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower will indemnify each Lender, Issuing Bank and Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.06) paid by such Lender, Issuing Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender, Issuing Bank or Agent (as the case may be) makes written demand therefor; provided, that such Lender, Issuing Bank or Agent (as the case may be) shall not be entitled to demand payment under this Section 5.06 for an amount if such demand is not made within one year following the date upon which such Lender, Issuing Bank or Agent (as the case may be) shall have been required to pay such amount.

                  (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

         SECTION 5.07. APPORTIONMENT OF PAYMENTS.

                  (a) Subject to the provisions of Section 2.03 and Section 5.07(b), all payments of principal and interest in respect of outstanding Loans, all payments in respect of unpaid reimbursement obligations under Section 4.04(a), all payments of fees and all other payments in respect of any other Obligations hereunder, shall be allocated among such of the Lenders and the Issuing Banks as are entitled thereto, ratably or otherwise as expressly provided herein. Except as provided in Section 5.07(b) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied

                  (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Barclays for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower,

                  (ii) second, to pay interest on and then the principal of the Loans then due and payable (in the order described hereinbelow),

                  (iii) third, to pay all other Obligations of any Loan Party under any Loan Document then due and payable, ratably, and

                  (iv)    fourth, as the Borrower so designates.

All such principal and interest payments in respect of the Loans shall be applied first to repay outstanding ABR Loans and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods

                  (b) During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrower, the Administrative Agent shall apply all payments in respect of any Loans, and the Collateral Agent shall deliver all proceeds of Collateral to the Administrative Agent for application, in the following order:

                  (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Barclays for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                  (ii) second, to pay any fees, expense reimbursements or indemnities then due to the Agents under any of the Loan Documents;

                  (iii) third, to pay any fees, expense reimbursements or indemnities then due to the Lenders and the Issuing Banks under any of the Loan Documents;

                  (iv) fourth, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective Percentages;

                  (v) fifth, to the payment or prepayment of principal outstanding on all Loans;

                  (vi) sixth, to pay principal of and interest on all unpaid reimbursement obligations under Section 4.04(a) and the aggregate undrawn face amount of all outstanding Letters of Credit (or, to the extent such reimbursement obligations are contingent, deposited in the "Account" (as defined in the Cash Collateral Agreement) to provide cash collateral in respect of such obligations);

                  (vii) seventh, to the ratable payment of all other Obligations of the Loan Parties then outstanding under the Loan Documents.

Notwithstanding the foregoing, if the obligations under the Enterprises Credit Agreement and/or the 364 Day Facility shall not have been paid in full, the Collateral Agent shall apply the proceeds of all Collateral (other than Collateral in respect of which the Collateral Agent and/or the Administrative Agent shall have a prior security interest on behalf of the Lenders hereunder and under the 364 Day Facility) as contemplated by the Enterprises Credit Agreement or the 364 Day Facility, as applicable. The order of priority set forth in this Section 5.07(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents and the Lenders as among themselves.

         SECTION 5.08. Proceeds of Collateral. During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrower, the Borrower shall cause all proceeds of Collateral (other than Collateral in respect of which the Collateral Agent and/or the Administrative Agent shall have a prior security interest on behalf of the Lenders hereunder and under the 364 Day Facility) to be deposited pursuant to arrangements for the collection of such amounts established by the Borrower and the Administrative Agent (or the Collateral Agent, as applicable) for application pursuant to Section 5.07 or as otherwise required under the 364 Day Facility and the Enterprises Credit Agreement so long as such agreements shall be in effect. All collections of proceeds of Collateral which are received directly by the Borrower or any Subsidiary of the Borrower shall be deemed to have been received by the Borrower or such Subsidiary of the Borrower as the Collateral Agent's trustee and, during the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrower, upon the Borrower's or such Subsidiary's receipt thereof, the Borrower shall immediately transfer or cause to be transferred all such amounts to the Administrative Agent for application pursuant to Section 5.07 or as otherwise required under the 364 Day Facility and the Enterprises Credit Agreement so long as such agreements shall be in effect. All other proceeds of Collateral received by the Collateral Agent and/or the Administrative Agent, whether through direct payment or otherwise, will be deemed received by such Agent, will be the sole property of such Agent, and will be held by such Agent, for the benefit of the Lenders for application pursuant to Section 5.07 or as otherwise required under the 364 Day Facility and the Enterprises Credit Agreement so long as such agreements shall be in effect.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         SECTION 6.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

                  (a) The Administrative Agent shall have received, on or before the Closing Date, the following, in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Promissory Notes) in sufficient copies for each Lender:

                  (i) Certified copies of the resolutions of the Board of Directors, or of the Executive Committee of the Board of Directors, of the Borrower, each Guarantor and each other Grantor (each a "LOAN PARTY") authorizing each such Loan Party to enter into each Loan Document to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to each such Loan Document.

                  (ii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names, true signatures and incumbency of (A) the officers of such Loan Party authorized to sign the Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder and (B) the representatives of such Loan Party authorized to sign notices to be provided under the Loan Documents to which it is, or is to be, a party, which representatives shall be acceptable to the Administrative Agent.

                  (iii) Copies of the Certificate of Incorporation (or comparable charter document) and by-laws of each Loan Party, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of each such Loan Party.

                  (iv) Good Standing Certificates (or other similar certificate) for each of the Loan Parties, issued by the Secretary of State of the jurisdiction of organization of each such Loan Party as of a recent date.

                  (v) The Guaranty, duly executed by each Guarantor.

                  (vi) The Pledge Agreements, duly executed by the Borrower and each Grantor, as applicable.

                  (vii) A certified copy of Schedule II hereto, in form and substance reasonably satisfactory to the Administrative Agent setting forth:

                           (A) all Project Finance Debt of the Consolidated
                  Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary, as of June 30, 2002; and

                           (B) debt (as such term is construed in accordance
                  with GAAP) of the Loan Parties as of June 30, 2002.

                  (viii) A certificate, executed by a duly authorized officer of the Borrower, confirming that attached thereto is a true, correct and complete copy of the Enterprises Credit Agreement, as in effect on the Closing Date.

                  (ix) Favorable opinions of:

                           (A) Michael D. VanHemert, Esq., Deputy General
                  Counsel of the Borrower and counsel for the other Loan Parties, in substantially the form of Exhibit C and as to such other matters as the Required Lenders, through the Administrative Agent, may reasonably request; and

                           (B) Hughes Hubbard & Reed LLP, special counsel to the
                  Loan Parties in substantially the form of Exhibit D-1 and as to such other matters as the Administrative Agent may reasonably request; and

                           (C) Skadden, Arps, Slate, Meagher & Flom LLP, special
                  counsel to the Loan Parties in substantially the form of Exhibit D-2 and as to such other matters as the Administrative Agent may reasonably request.

                  (b) The following statements shall be true and the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the Closing Date and in sufficient copies for each Lender stating that:

                  (i) the representations and warranties set forth in Section
         7.01 of this Agreement are true and correct on and as of the Closing Date as though made on and as of such date,

                  (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default, and

                  (iii) all Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated thereby have been obtained and are in full force and effect, and all third party approvals necessary or advisable in connection with the Loan Documents and the transactions contemplated thereby have been obtained and are in full force and effect, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

                  (c) The Borrower shall have paid all fees under or referenced in Section 2.02 and all expenses referenced in Section 11.04(a), in each case to the extent then due and payable.

                  (d) The Administrative Agent shall have received evidence satisfactory to it that all financing statements relating to the Collateral have been completed for filing or recording, and all certificates representing capital stock included in the Collateral have been delivered to the Collateral Agent (with duly executed stock powers).

         SECTION 6.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit, but excluding the Conversion of a Eurodollar Rate Loan into an ABR Loan) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

                  (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the Borrower shall (to the extent that such correction has been previously consented to by the Lenders and the Issuing Banks) constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

                  (i) the representations and warranties contained in Section
         7.01 of this Agreement (other than those contained in subsections
         (e)(ii) and (f) thereof) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

         (b) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan

Documents or the business, assets, property, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries.

         SECTION 6.03. CONDITIONS PRECEDENT TO CERTAIN EXTENSIONS OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) that would (after giving effect to all Extensions of Credit on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, or to make an Extension of Credit of the type described in clause
(ii) or (iii) of the definition thereof (except any amendment of a Letter of Credit the sole effects of which are to extend the stated termination date thereof and/or to make nonmaterial modifications thereto), shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

                  (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the Borrower shall (to the extent that such correction has been previously consented to by the Lenders and the Issuing Banks) constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

                  (i) the representations and warranties contained in subsections (e)(ii) and (f) of Section 7.01 of this Agreement are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof; and

                  (b) the Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request.

         SECTION 6.04. RELIANCE ON CERTIFICATES. The Lenders, the Issuing Banks and each Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

         SECTION 6.05. CONDITION PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make its initial Extension of Credit is subject to the fulfillment of the following condition precedent: the Administrative Agent shall have received, on or before the day of the initial Extension of Credit, in form and substance satisfactory to it, a certificate, executed by a duly authorized officer of the Borrower, confirming that attached thereto is a true, correct and complete copy of the credit agreements and other instruments evidencing the refinancing and/or replacement of Consumer's existing $300,000,000 senior credit facilities (such refinancing and/or replacement, as amended, restated, refunded, replaced, supplemented or otherwise modified from time to time being the "CONSUMERS CREDIT FACILITY"), as in effect on the date of such certificate.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) Each of the Borrower, Consumers and each of the Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

                  (b) The execution, delivery and performance by Loan Party of each Loan Document to which it is or will be a party (i) are within such Loan Party's powers, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of such Loan Party (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws (or other comparable constitutive documents) of such Loan Party or of law, (C) violate any legal restriction binding on or affecting such Loan Party, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents and pursuant to the "Loan Documents" as defined in each of the 364 Day Facility and the Enterprises Credit Agreement) upon or with respect to any of its respective properties.

                  (c) No Governmental Approval is required, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

                  (d) Each Loan Document executed on the Closing Date is, and each other Loan Document to which any Loan Party will be a party when executed and delivered hereunder will (i) where applicable, create valid and, upon filing of the financing statements delivered on the Closing Date and described in
Section 6.01(d), perfected Liens in the Collateral covered thereby securing the payment of all of the Loans purported to be secured thereby, which Liens shall be first perfected Liens with respect to all Collateral that is not otherwise subject to a Lien in favor of the collateral agent under the Enterprises Credit Agreement and the 364 Day Facility, and (ii) be, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) (i) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, included in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2002, and the related unaudited consolidated statements of income, retained earnings and cash flows for the three-month period then ended, in each case as such financial statements are proposed to be restated as disclosed in the Borrower's Forms 8-K filed with the Securities and Exchange Commission on May 29, 2002 and June 11, 2002, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheet and statement of income for the three months ended March 31, 2002, to year-end adjustments) the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; (ii) since March 31, 2002, except as disclosed in the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2002 and in the Current Reports on Form 8-K filed by the Borrower on May 29, 2002 and June 11, 2002, there has been no Material Adverse Change; and (iii) no Loan Party has any material liabilities or obligations except as reflected in the foregoing financial statements and in Schedule II, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the Closing Date.

                  (f) Except (i) as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2002, and the Current Report on Form 8-K filed by the Borrower on May 29, 2002, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Reports filed with the Securities and Exchange Commission set forth in clause (i) hereof (all such matters in clauses (i) and (ii) being the "Disclosed Matters"), there are no pending or threatened actions, suits or proceedings against or, to the knowledge of the Borrower, affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that would, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Borrower and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Agreement or any other Loan Document. There have been no adverse developments with respect to the Disclosed Matters that have had or could reasonably be expected to result in a Material Adverse Change.

                  (g) All insurance required by Section 8.01(b) is in full force and effect.

                  (h) No Plan Termination Event has occurred nor is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a material liability to the Borrower, except as disclosed and consented to by the Required

Lenders in writing from time to time. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Borrower (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan, except as disclosed and consented to by the Required Lenders in writing from time to time.

                  (i) No fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer) affecting the properties, business or operations of the Borrower, Consumers or any Restricted Subsidiary has occurred that could reasonably be expected to have a material adverse effect on the business, assets, property, financial condition, results of operations or prospects of (A) the Borrower and its Subsidiaries, considered as a whole, or (B) Consumers and its Subsidiaries, considered as a whole.

                  (j) The Borrower and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

                  (k) No extraordinary judicial, regulatory or other legal constraints exist which limit or restrict Consumers' ability to declare or pay cash dividends with respect to its capital stock, other than pursuant to the Consumers Credit Facility.

                  (l) The Borrower owns not less than 80% of the outstanding shares of common stock of Enterprises.

                  (m) The Borrower owns not less than 80% of the outstanding shares of common stock of Consumers.

                  (n) The Consolidated 2002-2006 Projections of Consumers, Enterprises and the Borrower (the "PROJECTIONS"), copies of which have been distributed to the Banks in the Confidential Information Memorandum dated June 2002 (the "CONFIDENTIAL INFORMATION MEMORANDUM"), are based upon assumptions that the Borrower believed were reasonable at the time the Projections were delivered, and all other financial information contained in the Confidential Information Memorandum or otherwise delivered by the Borrower to the Administrative Agent and the Banks on and after June 11, 2002 is true and correct in all material respects as at the dates and for the periods indicated therein.

                  (o) No Loan Party is engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

                  (p) No Loan Party is an investment company (within the meaning of the Investment Company Act of 1940, as amended).

                  (q) No proceeds of any Extension of Credit or any drawing under any Letter of Credit will be used to acquire any security in any transaction without the approval of the board of directors of the Person issuing such security if (i) the acquisition of such security would cause the Borrower to own, directly or indirectly, 5.0% or more of any outstanding class of securities issued by such Person, or (ii) such security is being acquired in connection with a tender offer.

                  (r) Following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board).

                  (s) Borrower, each Guarantor and Consumers are exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, 15 USC 79 et seq.

                  (t) The Borrower has not withheld any fact from the Administrative Agent, the Issuing Banks or the Lenders in regard to the occurrence of any Material Adverse Change.

                  (u) After giving effect to the Loans to be made on the Closing Date or such other date as Extensions of Credit requested hereunder are made, and the disbursement of the proceeds of such Extensions of Credit pursuant to the Borrower's instructions, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

                  (v) Schedule II sets forth as of June 30, 2002 (i) all Project Finance Debt of the Consolidated Subsidiaries, and (ii) debt (as such term is construed in accordance with GAAP) of the Loan Parties, and, as of the Closing Date, there are no defaults in the payment of principal or interest on any such Debt and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule).

                                  ARTICLE VIII
                            COVENANTS OF THE BORROWER

         SECTION 8.01. AFFIRMATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any
Commitment:

                  (a) Payment of Taxes, Etc. The Borrower shall pay and discharge, and each of its Subsidiaries shall pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent the Borrower or any Subsidiary, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

                  (b) Maintenance of Insurance. The Borrower shall maintain, and each of its Restricted Subsidiaries and Consumers shall maintain, insurance covering the Borrower, each of its Restricted Subsidiaries, Consumers and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrower, its Restricted Subsidiaries and Consumers operates, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

                  (c) Preservation of Existence, Etc. The Borrower shall preserve and maintain, and each of its Restricted Subsidiaries and Consumers shall preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

                  (d) Compliance with Laws, Etc. The Borrower shall comply, and each of its Restricted Subsidiaries and Consumers shall comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations.

                  (e) Inspection Rights. Subject to the requirements of laws or regulations applicable to the Borrower or its Subsidiaries, as the case may be, and in effect at the time, at any time and from time to time upon reasonable notice, the Borrower shall permit (i) each Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower or any of its Subsidiaries and (ii) each Agent, each Issuing Bank, each of the Lenders, and their respective agents and representatives to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants. Each such visitation and inspection described in the preceding sentence (i) by or on behalf of any Lender shall, unless occurring at a time when a Default or Event of Default shall be continuing, be at such Lender's expense and (ii) by or on behalf of the Administrative Agent, other than the first two visitations and inspections occurring during any calendar year or any visitations and inspections occurring at a time when a Default or Event of Default shall be continuing, shall be at the Administrative Agent's expense; all other such inspections and visitations shall be at the Borrower's expense.

                  (f) Keeping of Books. The Borrower shall keep, and each of its Subsidiaries shall keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with GAAP.

                  (g) Maintenance of Properties, Etc. The Borrower shall maintain, and each of its Restricted Subsidiaries shall maintain, in substantial conformity with all laws and material contractual obligations, good and marketable title to all of its properties which are used or useful in the conduct of its business; provided, however, that the foregoing shall not restrict the sale of any asset of the Borrower or any Restricted Subsidiary to the extent not prohibited by Section

8.02(i). In addition, the Borrower shall preserve, maintain, develop, and operate, and each of its Subsidiaries shall preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all of its material properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Use of Proceeds. The Borrower shall use all Extensions of Credit for general corporate purposes (subject to the terms and conditions of this Agreement).

                  (i) Consolidated Leverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter (in each case, the "MEASUREMENT QUARTER"), a maximum ratio of (i) Consolidated Debt for the immediately preceding four-fiscal-quarter period ending on the last day of such Measurement Quarter, to (ii) Consolidated EBITDA for such period, of not more than 5.75 to 1.00, commencing with the period ending June 30, 2002.

                  (j) Cash Dividend Coverage Ratio. The Borrower shall maintain, as of the last day of each Measurement Quarter, a minimum ratio of (i) the sum of (A) Cash Dividend Income for the four-fiscal-quarter period ending on such day (except that, with respect to each Measurement Quarter ending in 2002, such ratio shall be calculated for the period from January 1, 2002 through and including the last day of such Measurement Quarter), plus (B) 25% of the amount of Equity Distributions received by the Borrower during such period but in no event in excess of $10,000,000, plus (C) all amounts received by the Borrower from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Borrower to such Subsidiary or Affiliate to (ii) interest expense (including commitment, guaranty and letter of credit fees) accrued by the Borrower in respect of all Debt during such period of not less than 1.25 to 1.00, commencing with the Measurement Quarter ending on June 30, 2002; provided, that the Borrower shall be deemed not to be in breach of the foregoing covenant if, during the Measurement Quarter, it has permanently reduced the Commitments and the principal amount outstanding under this Agreement and the Promissory Notes and/or the "Commitments" and the principal amount outstanding under the 364 Day Facility and the "Promissory Notes" (as such terms are defined in the 364 Day Facility), such that the amount determined pursuant to clause (ii) above, when recalculated on a pro forma basis assuming that the amount of such reduced commitments and principal amount outstanding under such agreements and promissory notes were in effect at all times during such four-fiscal-quarter period, would result in the Borrower being in compliance with such ratio.

                  (k) Further Assurances. The Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents. In addition, the Borrower will use all reasonable efforts to duly obtain or make Governmental Approvals required from time to time on or prior to such date as the same may become legally required.

                  (l) Subsidiary Guarantees. The Borrower will (i) with respect to each Person that becomes a Restricted Subsidiary after the Closing Date (other than (a) any Subsidiary of the Borrower organized under the laws of a jurisdiction located other than in the United States (each a "FOREIGN SUBSIDIARY") if the execution of the Guaranty by such Subsidiary would result in any materially adverse tax consequences to the Borrower, (b) Panhandle and its Subsidiaries, and (c) MS&T), subject to any limitations under contractual restrictions as in effect as of the Closing Date or applicable law with respect to each Foreign Subsidiary, cause each such Restricted Subsidiary to execute the Guaranty pursuant to which it agrees to be bound by the terms and provisions of the Guaranty, and (ii) cause such Persons identified in clause (i) above to deliver corporate resolutions, opinions of counsel and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 8.02. NEGATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, without the written consent of the Required
Lenders:

                  (a) Liens, Etc. (1) Create, incur, assume or suffer to exist, or permit any of the other Loan Parties to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including capital stock of Consumers, Enterprises, CMS Oil and Gas Company and any of the Borrower's other directly-owned Subsidiaries, intercompany obligations and accounts) (any of the foregoing being referred to herein as a "LIEN"), whether now owned or hereafter acquired, or (2) file, or permit any of the other Loan Parties to file, under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower or any other Loan Party as debtor (other than financing statements that do not evidence a Lien), or (3) sign, or permit any of the other Loan Parties to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or (4) assign, or permit any of the other Loan Parties to assign, accounts, excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

                  (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

                  (ii) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) public or statutory obligations of the Borrower or any of the other Loan Parties,
         (C) Support Obligations of the Borrower or any Loan Party, or (D) obligations of MS&T in respect of hedging arrangements and commodity purchases and sales (including any cash margins with respect thereto); provided that the aggregate amount of pledges or deposits securing such Support Obligations and obligations of MS&T shall not exceed $125,000,000 at any one time outstanding;

                  (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

                  (iv) Liens securing the obligations under the Loan Documents and under the "Loan Documents" as defined in each of the 364 Day Facility and the Enterprises Credit Agreement;

                  (v) Liens securing Off-Balance Sheet Liabilities (and all refinancings and recharacterizations thereof permitted under Section 8.02(b)(iv)) in an aggregate amount not to exceed $725,000,000;

                  (vi) purchase money Liens or purchase money security interests upon or in property acquired or held by the Borrower or any of the other Loan Parties in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause
         (vi) shall not exceed $10,000,000;

                  (vii) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or any other Loan Party;

                  (viii) Liens existing on any capital asset of any Person at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Borrower or any other Loan Party and not created in contemplation of such event, provided that such Liens do not encumber any other property or assets and such merger, consolidation or acquisition is otherwise permitted under this Agreement;

                  (ix) Liens existing on any capital asset prior to the acquisition thereof by the Borrower or any other Loan Party and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets;

                  (x) Liens existing as of the Closing Date;

                  (xi) Liens securing Project Finance Debt otherwise permitted under this Agreement;

                  (xii) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses (v), (viii), (ix), (x) or (xi); provided that (a) such Debt is not secured by any additional assets, and (b) the amount of such Debt secured by any such Lien is otherwise permitted under this Agreement; and

                  (xiii) Liens on accounts receivable (other than intercompany receivables) and other contract rights of MS&T and its Subsidiaries arising on or after the Closing Date in favor of any Person (other than an Affiliate of the Borrower or any of its Subsidiaries) that facilitates the origination of such accounts receivable or other contract rights.

                  (b) Enterprises Debt. Permit Enterprises or any Subsidiary of Enterprises (other than Panhandle and its Subsidiaries) to create, incur, assume or suffer to exist any debt (as such term is construed in accordance with GAAP) other than:

                  (i) debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Enterprises' or its Subsidiaries' business;

                  (ii) in the form of indemnities in respect of unfiled mechanics' liens and Liens affecting Enterprises' or its Subsidiaries' properties permitted under Section 8.02(a)(iii);

                  (iii) debt arising under (a) the Loan Documents, (b) the "Loan Documents" as defined in the 364 Day Facility and (c) the "Loan Documents" as defined in the Enterprises Credit Agreement in a principal amount equal to $150,000,000 minus any principal payments made from time to time thereunder;

                  (iv) debt constituting Off-Balance Sheet Liabilities (including any recharacterization thereof as debt pursuant to any changes in generally accepted accounting principles hereafter required or permitted and which are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants) to the extent permitted by Section 8.02(o), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

                  (v) other debt of Enterprises and its Subsidiaries outstanding on the Closing Date (including the debt of the Loan Parties as of June 30, 2002 as set forth on Schedule II), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

                  (vi) (a) unsecured, subordinated debt owed (i) to the Borrower by Enterprises, (ii) to Enterprises or CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.) and (iii) to any Grantor by any Loan Party, and (b) unsecured debt owed to any Subsidiary of Enterprises (other than a Grantor) by CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.), and (c) unsecured debt of any Foreign Subsidiary of Enterprises owed to another Foreign Subsidiary of Enterprises provided that the proceeds of any repayment of such debt are remitted to a Loan Party;

                  (vii) Project Finance Debt of any Loan Party or any of its Subsidiaries incurred on or after the Closing Date; and

                  (viii) capital lease obligations and other Debt secured by purchase money Liens to the extent such Liens shall be permitted under
         Section 8.02(a)(vi).

                  (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of the other Loan Parties to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute Debt) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Borrower and the other Loan Parties in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $50,000,000.

                  (d) Investments in Other Persons. Make, or permit any of the other Loan Parties to make, any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than (i) Permitted Investments, (ii) pursuant to the contractual obligations of the Borrower or any other Loan Party as in effect as of the Closing Date, (iii) investments by any Loan Party in the capital of any Subsidiary of the Borrower that is a Loan Party, (iv) investments in the capital stock of any of the Borrower's Subsidiaries arising from the conversion of intercompany indebtedness to equity, (v) loans and advances by any Loan Party to another Loan Party to the extent permitted under Section 8.02(b)(vi), (vi) investments constituting non-cash consideration received in connection with the sale of any asset permitted under Section 8.02(i), and (vii) additional loans, advances, purchases, contributions and other investments in an amount not to exceed $340,000,000 in the aggregate at any time; provided, however, that investments described in clauses (iv) (solely with respect to investments made in any Subsidiary that is not a Loan Party) and (vii) above shall not be permitted to be made at a time when either a Default or an Event of Default shall be continuing or would result therefrom.

                  (e) Restricted Payments. Declare or pay, or permit any other Loan Party to declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower or any of the other Loan Parties (other than (1) stock splits and dividends payable solely in nonconvertible equity securities of the Borrower and (2) distributions made to the Borrower or a Loan Party), or purchase, redeem, retire, or otherwise acquire for value, or permit any of the other Loan Parties to purchase, redeem, retire, or otherwise acquire for value, any shares of any class of capital stock of the Borrower or any of the other Loan Parties or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make, or permit any of the other Loan Parties to make, any distribution of assets to any of its shareholders (other than distributions to the Borrower or any other Loan Party) (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "RESTRICTED PAYMENT"), unless (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment, (ii) the ratio of (a) the sum of (1) Cash Dividend Income for the four-fiscal-quarter period ending on the last day of the Measurement Quarter ending immediately prior to the date of such Restricted Payment (except that, with respect to each Measurement Quarter ending in 2002, such ratio shall be calculated for the period from January 1, 2002 through and including the last day of such preceding Measurement Quarter), plus (2) 25% of the amount of Equity Distributions received by the Borrower during such period but in no event in excess of $10,000,000, plus (3) all amounts received by the Borrower from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Borrower to such Subsidiary or Affiliate, plus (4) all amounts received by the Borrower from its Subsidiaries and Affiliates during such period pursuant to the Tax Sharing Agreement, to (b) the sum of (1) interest expense (including commitment, guaranty and letter of credit fees) accrued by the Borrower in respect of all Debt during such period, plus (2) the amount of such Restricted Payment (which, for purposes of calculation of this clause (ii), shall be deemed to have been made as of the last day of such period) and all other such Restricted Payments made during the preceding three-fiscal-quarter period (except that, with respect to any Restricted Payment made during 2002, all other Restricted Payments made on or after April 1, 2002), shall be not less than 1.05 to 1.00, as certified to the Administrative Agent by the Borrower; provided, however, that the foregoing shall not prohibit (1) pursuant to the terms of any class of capital stock of the Borrower issued and outstanding (and as in effect on) the Closing Date, any purchase or redemption of capital stock of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Borrower (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)), provided that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments permitted by this subsection (e); (2) Restricted Payments paid within 60 days after the date of declaration thereof if at such date of declaration such Restricted Payment would have complied with this subsection (e), provided that at the time of payment of such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom), and provided further that such Restricted Payments shall be included (without duplication) in the calculation of the amount of Restricted Payments permitted by this subsection (e); or (3) payments made by the Borrower or any other Loan Party pursuant to the Tax Sharing Agreement. For purposes of this subsection
(e), the amount of any Restricted Payment not in the form of cash shall be the fair market value of such Restricted Payment as determined in good faith by the Board of Directors of the Borrower, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Borrower's Board of Directors is in excess of $25,000,000, such value shall be based on an opinion from a nationally-recognized firm acceptable to the Administrative Agent experienced in the appraisal of similar types of property or transactions.

                  (f) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended), (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan or withdraw from, or permit any ERISA Affiliate to withdraw from, any Multiemployer Plan, so as to result in any material (in the opinion of the Required Lenders) liability of the Borrower, any other Loan Party or Consumers to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan or withdrawal from any Multiemployer Plan and such a material liability to the Borrower, any other Loan Party or Consumers.

                  (g) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its Affiliates unless such transaction is on terms no less favorable to the Borrower or such Subsidiary than if the transaction had been negotiated in good faith on an arm's-length basis with a non-Affiliate.

                  (h) Mergers, Etc. Merge with or into or consolidate with or into, or permit any of the other Loan Parties or Consumers to merge with or into or consolidate with or into, any other Person, except that (i) any Loan Party may merge with or into any other Loan Party, provided that (a) in any such merger with or into the Borrower, (1) all of the obligations under the Enterprises Credit Agreement shall have been paid in full in cash and the Enterprises Credit Agreement shall have been terminated, and (2) the Borrower is the surviving corporation, (b) no Default or Event of Default shall be continuing or result therefrom and (c) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (ii) any Loan Party may merge with or into any other Person, provided that (a) the Loan Party is the survivor thereof, (b) no Default or Event of Default shall be continuing or result therefrom, (c) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (d) immediately after giving effect to such merger, the Net Worth of such Loan Party shall be equal to or greater than the Net Worth of such Loan Party as of the last day of the fiscal quarter immediately preceding the date of such merger.

                  (i) Sales, Etc., of Assets. Sell, lease, transfer, assign, or otherwise dispose of all or any substantial part of its assets, or permit any of the other Loan Parties to sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, except (i) to give effect to a transaction permitted by subsection (h) above or subsection (j) below, and (ii) with respect to Enterprises or any of its Subsidiaries, as permitted under the Enterprises Credit Agreement; provided, further, that neither the Borrower nor any of the other Loan Parties shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (A) the sale of property for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from the sale of Collateral shall be pledged or assigned to the Collateral Agent, for the benefit of the Lenders, pursuant to an instrument in form and substance reasonably acceptable to the Collateral Agent and (ii) the Borrower complies with the mandatory prepayment provisions set forth in Section 2.03(c);

                  (B) the transfer of property from a Loan Party to any other Loan Party;

                  (C) the transfer of property constituting an investment otherwise permitted under Section 8.02(d);

                  (D) the sale of electricity and natural gas and other property in the ordinary course of Borrower's and its Subsidiaries respective businesses consistent with past practice;

                  (E) any transfer of an interest in receivables and related security, accounts or notes receivable on a limited recourse basis in connection with the incurrence of Off-Balance Sheet Liabilities, provided that such transfer qualifies as a legal sale and as a sale under GAAP and the incurrence of such Off-Balance Sheet Liabilities is permitted under Section 8.02(o);

                  (F) the transfer of property constituting not more than two percent (2%) of the ownership interests held by the Borrower and its Subsidiaries as of the Closing Date in CMS International Ventures, L.L.C. to CMS Energy Foundation and/or Consumers Foundation; and

                  (G) the disposition of equipment if such equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Subsidiary's business.

                  (j) Maintenance of Ownership of Subsidiaries. Sell, transfer, assign or otherwise dispose of any shares of capital stock of any of the Loan Parties or Consumers (other than preferred or preference stock of Consumers) or any warrants, rights or options to acquire such capital stock, or permit any other Loan Party or Consumers to issue, sell, transfer, assign or otherwise dispose of any shares of its capital stock (other than preferred or preference stock of Consumers) or the capital stock of any other Loan Party or any warrants, rights or options to acquire such capital stock, except to give effect to a transaction permitted by subsection (h) above and in connection with the foreclosure of any Liens permitted under Section 8.02(a)(iv); provided, however, that subject to the requirements of Section 2.03(c) (i) the Borrower may sell, transfer, assign or otherwise dispose of not more than 20% of the common stock of Consumers, provided that after giving effect to each such transaction the Borrower shall be in compliance with Section 8.01(i), (ii) the Borrower may sell, transfer, assign or otherwise dispose of not more than 20% of the common stock of Enterprises; provided, that after giving effect to each such transaction the Borrower shall be in compliance with Section 8.01(i), (iii) Enterprises may, and the Borrower may permit Enterprises to, sell, transfer, assign or otherwise dispose of not more than 49% of the common stock of any Enterprises Significant Subsidiary other than CMS Oil and Gas Company, provided that after giving effect to each such transaction the Borrower shall be in compliance with Section 8.01(i), and (iv) Enterprises and its Subsidiaries may, and the Borrower may permit Enterprises and its Subsidiaries to, sell, transfer, assign or otherwise dispose of all of the capital stock (or other equity interests) of CMS Oil and Gas Company and CMS Electric and Gas Company owned by Enterprises or any of its Subsidiaries, provided that after giving effect to such transaction the Borrower shall be in compliance with Section 8.01(i).

                  (k) Amendment of Tax Sharing Agreement. Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Tax Sharing Agreement if the effect of such amendment, modification, supplement, waiver or assent is to (i) reduce materially any amounts otherwise payable to, or increase materially any amounts otherwise owing or payable by, the

Borrower thereunder, or (ii) change materially the timing of any payments made by or to the Borrower thereunder.

                  (l) Prepayments of Indebtedness. Make or agree to pay or make, or permit any of the other Loan Parties to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement acquisition, cancellation or termination of any Debt (other than the obligations of the Loan Parties under the Loan Documents and under the "Loan Documents" as defined in each of the 364 Day Facility and the Enterprises Credit Agreement), other than any payments on account of (i) any Debt when and as such payment was due pursuant to the mandatory payment provisions applicable to such Debt at the time it was incurred (including, without limitation, regularly scheduled payment dates for principal, interest, fees and other amounts due thereon) or any extension thereof thereafter granted by the holder of such Debt, (ii) refinancings of Debt otherwise permitted under this Agreement, and (iii) any Debt owed to the Borrower or any of its Subsidiaries.

                  (m) Conduct of Business. Engage, or permit any Restricted Subsidiary to engage, in any business other than (a) the business engaged in by the Borrower and its Subsidiaries on the date hereof, and (b) any business or activities which are substantially similar, related or incidental thereto.

                  (n) Organizational Documents. Amend, modify or otherwise change, or permit any Restricted Subsidiary to amend, modify or otherwise change any of the terms or provisions in any of their respective certificate of incorporation (or comparable charter document) and by-laws as in effect on the Closing Date in any manner adverse to the interests of the Lenders.

                  (o) Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any Subsidiary (other than Consumers and its Subsidiaries) to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of lease obligations otherwise permitted under Section 8.02(c)) in the aggregate in excess of $725,000,000 at any time.

         SECTION 8.03. REPORTING OBLIGATIONS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent (with sufficient copies for each Lender), the following:

                  (a) as soon as possible and in any event within five days after the Borrower knows or should have reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Borrower's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP, together with (A) a schedule (substantially in the form of Exhibit E appropriately completed) of
(1) the computations used by the Borrower in determining compliance with the covenants contained in Sections 8.01(i) and 8.01(j) and the ratio set forth in
Section 9.01(j), (2) all Project Finance Debt of the Consolidated Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Borrower of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (B) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and its Subsidiaries, a copy of the Annual Report on Form 10-K (or any successor form) for the Borrower and its Subsidiaries for such year, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, together with (1) a schedule in form satisfactory to the Required Lenders of (A) the computations used by such accounting firm in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 8.01(i) and 8.01(j) and the ratio set forth in Section 9.01(j), (B) all Project Finance Debt of the Consolidated Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary and (C) all Support Obligations of the Borrower of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (A) above, and (2) a certificate of the chief financial officer or chief accounting officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

                  (d) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet and statements of income and retained earnings and of cash flows of the Borrower as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the


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
chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP;

                  (e) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year and statements of income and retained earnings and of cash flows of the Borrower for such fiscal year, all in reasonable detail and duly certified (subject to year end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP;

                  (f) as soon as available, a copy of the report by a nationally recognized independent public accounting firm on the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year then ended;

                  (g) as soon as available, and in any event within ten (10) Business Days after the close of each calendar month, (i) month-end liquidity statements with respect to the Borrower and its consolidated Subsidiaries and
(ii) updates to the monthly cash flow forecasts of the Borrower and its consolidated Subsidiaries, in each case in form and detail consistent with such statements and forecasts provided to the Lenders and the Agents prior to the Closing Date;

                  (h) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any Plan Termination Event described in clause (i) of the definition of Plan Termination Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and could reasonably be expected to result in a material liability to the Borrower and (B) within 10 days after the Borrower knows or has reason to know that any other Plan Termination Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and could reasonably be expected to result in a material liability to the Borrower, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

                  (i) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Borrower is a contributing employer;

                  (k) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower is reasonably expected to be liable;

                  (l) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of the type described in Section 7.01(f);

                  (m) promptly after the sending or filing thereof, notice to the Administrative Agent and each Lender of any sending or filing of all proxy statements, financial statements and reports which the Borrower sends to its public security holders (if any), all regular, periodic and special reports which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and all final prospectuses with respect to any securities issued or to be issued by the Borrower or any of its Subsidiaries;

                  (n) as soon as possible and in any event within five days after the occurrence of any material default under any material agreement to which the Borrower or any of its Subsidiaries is a party, which default would materially adversely affect the business, assets, property, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the chief financial officer of the Borrower setting forth the details of such material default and the action which the Borrower or any such Subsidiary proposes to take with respect thereto; and

                  (o) promptly after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as any Agent or the Required Lenders may from time to time reasonably request in writing.

The Borrower shall be deemed to have fulfilled its obligations pursuant to clauses (b), (c), (d), (e), (g) and (m) above to the extent the Administrative Agent (and the Lenders, if applicable) receives an electronic copy of the requisite document or documents in a format acceptable to the Administrative Agent, provided that (1) an executed, tangible copy of any report required pursuant to clause (e) above is delivered to the Administrative Agent at the time of any such electronic delivery, and (2) a tangible copy of each requisite document delivered electronically is made available by the Borrower promptly upon request by any Agent or Lender.


                                   ARTICLE IX
                                    DEFAULTS

         SECTION 9.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 9.02:

                  (a) The Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest thereon, fees or other amounts (other than any principal of any Loan) payable hereunder within two Business Days after such interest, fees or other amounts shall have become due; or

                  (b) Any representation or warranty made by or on behalf of the Borrower in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) The Borrower or any of its Subsidiaries shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 8.01(c), (h), (i), (j) or (l) or in Section 8.02 hereof (and the Borrower, each Lender and each Agent hereby agrees that an Event of Default under this subsection (c) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

                  (d) The Borrower or any of its Subsidiaries shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Administrative Agent, for a period of 10 Business Days (and the Borrower, each Lender and each Agent hereby agrees that an Event of Default under this subsection (d) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

                  (e) The Borrower, any Restricted Subsidiary or Consumers shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) (i) under the 364 Day Facility, or
(ii) otherwise aggregating, in the case of the Borrower and each Restricted Subsidiary, $6,000,000 or more or, in the case of Consumers, $25,000,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt (including any "amortization event" or event of like import in connection with any Off-Balance Sheet Liabilities), or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is (i) to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt shall have waived in writing such circumstance so that such circumstance is no longer continuing, or (ii) with respect to any such event occurring in connection with any Off-Balance Sheet Liabilities aggregating $6,000,000 or more, to terminate the reinvestment of collections or proceeds of receivables and related security under any agreements or instruments related thereto (other than a termination resulting solely from the request of the Borrower or its Subsidiaries); or

                  (f) (i) The Borrower, any Restricted Subsidiary or Consumers shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower, any Restricted Subsidiary or Consumers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against the Borrower, a Restricted Subsidiary or Consumers or the appointment of a receiver, trustee, custodian or other similar official for the Borrower, such Restricted Subsidiary or Consumers or any of its property) shall occur; or (iii) the Borrower, any Restricted Subsidiary or Consumers shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

                  (g) Any judgment or order for the payment of money in excess of $6,000,000 shall be rendered against the Borrower, any Guarantor or any of their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) Any material provision of any Loan Document, after execution hereof or delivery thereof under Article VI, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or any Loan Party shall so assert in writing; or any Guarantor shall terminate or revoke any of its obligations under the applicable Guaranty; or

                  (i) At any time any Issuing Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it (other than pursuant to any action or proceeding based on Section 5-109 of the Uniform Commercial Code) and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding; or

                  (j) There shall be imposed or enacted any Consumers Dividend Restriction, the result of which is that the Dividend Coverage Ratio shall be less than 1.15 to 1.0 at any time after the imposition of such Consumers Dividend Restriction.

                  (k) At any time, for any reason (except to the extent permitted by the terms of the Loan Documents or due to any failure by the Collateral Agent to take any action on its part to be performed under applicable law in order to maintain the perfection or priority of any such Liens), (i) the Liens intended to be created under any of the Loan Documents with respect to Collateral having a Fair Market Value of $6,000,000 or more become, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Collateral Agent for the benefit of the Lenders contemplated by the Loan Documents with respect to Collateral having a Fair Market Value of $6,000,000 or more shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.




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


         SECTION 9.02. REMEDIES. If any Event of Default has occurred and is continuing, then the Administrative Agent or the Collateral Agent, as applicable, shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make or Convert Loans (other than Loans under Section 4.04) and of any Issuing Bank to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount outstanding hereunder, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) provide from the proceeds of any Collateral (as defined in the Cash Collateral Agreement) for cash collateralization of LC Outstandings, and (iv) exercise in respect of any and all collateral, in addition to the other rights and remedies provided for herein and in the Cash Collateral Agreement or otherwise available to the Administrative Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Federal Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Loans and of any Issuing Bank to issue any Letter of Credit shall automatically be terminated and (B) the principal amount outstanding hereunder, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 9.02 shall affect (i) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (ii) the participatory interest of each Lender in each such payment.

                                    ARTICLE X
                                   THE AGENTS

         SECTION 10.01.    AUTHORIZATION AND ACTION.

                  (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints each Agent (other than the Co-Syndication Agents and Documentation Agents) as its agent and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  (b) Any Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

                  (c) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall



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





be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01 or any other provision of this Agreement) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender (in which case such Agent shall promptly give a copy of such written notice to the Lenders and the other Agents). No Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. Neither any Co-Syndication Agent nor any Documentation Agent shall have any duties or obligations in such capacity under any of the Loan Documents.

                  (d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) Each Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Section 10.01 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

                  (f) Subject to the appointment and acceptance of a successor Agent as provided in this subsection (f), any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the



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





right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such Lender. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and
Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

                  (g) Each Lender acknowledges that it has independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender agrees (except as provided in Section 11.05) that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any Collateral, without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, no Lender may accelerate its portion of the Loans, or unilaterally terminate its Commitment except in accordance with Section 9.02.

         SECTION 10.02. INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agents and the Arrangers promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agents in connection with the preparation, syndication, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agents are entitled to reimbursement for such expenses pursuant to Section 11.04 but are not reimbursed for such expenses by the Borrower.

         SECTION 10.03. CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

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





                  (a) Each Lender and each Issuing Bank authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by any Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by any Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuing Banks. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any other Loan Party a party thereto; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein; provided, however, the Collateral Agent hereby appoints, authorizes and directs the other Agents and the Lenders and the Issuing Banks to act as collateral sub-agent for the Collateral Agent and the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to any property of the Borrower or any of its Subsidiaries at any time in the possession of such Lender or such Issuing Bank, including, without limitation, deposit accounts maintained with, and cash held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Collateral Agent or the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) The Administrative Agent, each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Lenders and the Issuing Banks:

                  (i) against all of the Collateral, upon payment in full of the Obligations of all of the Loan Parties under the Loan Documents and termination of this Agreement;

                  (ii) against any part of the Collateral sold or disposed of by the Borrower or any of its Subsidiaries, if such sale or disposition is otherwise permitted under this Agreement, as certified to the Collateral Agent by the Borrower, or is otherwise consented to by the Required Lenders; and/or

                  (iii) against any part of the Collateral consisting of a promissory note, upon payment in full of the Debt evidenced thereby.

The Administrative Agent, each Lender and each Issuing Bank hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.03(b) promptly upon the effectiveness of any such release.


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





         SECTION 10.04. RELEASE OF GUARANTORS. Upon the liquidation or dissolution of any Guarantor, or sale of all of the capital stock of any Guarantor, in each case which is permitted pursuant to the terms of any Loan Document or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Loans, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of the Borrower or any Subsidiary in respect of the proceeds of any such sale retained by the Borrower or any Subsidiary.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article VI, (ii) increase the Commitments of the Lenders that may be maintained hereunder, (iii) reduce the principal of, or interest on, any Loan, any Applicable Margin, any Commitment Fee Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(d)), (iv) postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(d)), (v) change the definition of "Required Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (vii) amend, waive or modify Section 2.03(b) or this Section 11.01,
(viii) release the Collateral Agent's Lien on all or a substantial portion of the Collateral (except as provided in Section 10.03(b)), or (ix) extend the Termination Date; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Lenders required above to take such action, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document. Any request from the Borrower for any amendment, waiver or consent under this Section 11.01 shall be addressed to the Administrative Agent.


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





         SECTION 11.02. NOTICES, ETC. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, (i) if to the Borrower, at its address at Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126, Attention: S. Kinnie Smith, Jr., General Counsel, with a copy to Laura L. Mountcastle, Vice President, Investor Relations and Treasurer, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126; (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I; (iii) if to any Issuing Bank, at its address specified in the Issuing Bank Agreement to which it is a party; (iv) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; (v) if to the Administrative Agent, at its address at 222 Broadway, New York, New York 10038, Attn: Jeff Pannullo, Customer Service Unit, Telephone No. (212) 412-3724, Telecopy No. (212) 412-5306, with a copy to such party at 222 Broadway, New York, New York 10038, Attn: Sydney G. Dennis, Power and Utilities Group, Telephone No. (212) 412-2470, Telecopy No.
(212) 412-7511; (vi) if to the Collateral Agent, at its address at 388 Greenwich Street, New York, New York 10003, Attn: Nick McKee, Telephone No. (212) 816-8592, Telecopy No. (212) 816-8098; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to any Agent pursuant to Article II, III, or X shall not be effective until received by such Agent.

         SECTION 11.03. NO WAIVER OF REMEDIES. No failure on the part of the Borrower, any Lender, any Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11.04. COSTS, EXPENSES AND INDEMNIFICATION.

                  (a) The Borrower agrees to (i) reimburse on demand all reasonable costs and expenses of each Agent and the Arrangers (including reasonable fees and expenses of counsel to the Agents) in connection with (A) the preparation, syndication, negotiation, execution and delivery of the Loan Documents and (B) the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating to any Loan Document, and
(ii) to pay on demand all reasonable costs and expenses of each Agent and, on and after the date upon which the principal amount outstanding hereunder becomes or is declared to be due and payable pursuant to Section 9.02 or an Event of Default specified in Section 9.01(a) shall have occurred and be continuing, each Lender (including fees and expenses of counsel to the Agents, special Michigan counsel to the Lenders and, from and after such date, counsel for each Lender (including the allocated costs and expenses of in-house counsel)) in connection with the workout, restructuring or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

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





                  (b) The Borrower shall indemnify each Agent, the Arrangers, the Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or other Extension of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

                  (c) The Borrower's other obligations under this Section 11.04 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 11.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 11.05. RIGHT OF SET-OFF.

                  (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 9.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder to be due and payable pursuant to the provisions of Section 9.02, each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Lender or the Issuing Bank Agreement to which such Issuing Bank is a party, as the case may be, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement, such Promissory Notes or such Issuing Bank Agreement, as the case may be, and although such obligations may be unmatured. Each Lender and Issuing Bank agrees to notify promptly the Borrower after any such set-off and application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such


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set-off and application. The rights of each Lender and Issuing Bank under this
Section 11.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and Issuing Bank may have.

                  (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against any Agent or any Lender for such Agent's or such Lender's, as the case may be, gross negligence or willful misconduct, but no Lender shall be liable for any such conduct on the part of any Agent or any other Lender, and no Agent shall be liable for any such conduct on the part of any Lender.

         SECTION 11.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 11.07. ASSIGNMENTS AND PARTICIPATION.

                  (a) Each Lender may, with the consent of the Borrower, each Issuing Bank, and the Administrative Agent (such consent not to be unreasonably withheld or delayed and, in the case of the Borrower, shall not be required if an Event of Default has occurred and is continuing), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's Commitment and $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Promissory Notes subject to such assignment, an Administrative Questionnaire and a processing and recordation fee of $3,500 and (v) after giving effect to such assignment, the amount of the Commitment of the assigning Lender shall be not less than $5,000,000 or such lesser amount as may be agreed to by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower; and provided further, however, that the consent of the Borrower, each Issuing Bank and the Administrative Agent shall not be required for any assignments by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender

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Assignment, have the rights and obligations of a Lender hereunder and (B) the
Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Eligible Assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the limitation set forth in clause (iv), above, shall not apply if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be, or all Loans shall have automatically become, immediately due and payable hereunder. The Administrative Agent agrees to give prompt notice to the Lenders and the Borrower of any assignment or participation of its rights and obligations as a Bank hereunder. Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Loans owing to it to any Affiliate of such Lender. The assigning Lender shall promptly notify the Borrower of any such assignment. No such assignment, other than to an Eligible Assignee, shall release the assigning Lender from its obligations hereunder.

                  (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 7.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee (unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be immediately due and payable hereunder, in which case no such confirmation is necessary); (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any Promissory Notes subject to such assignment, the processing and recordation fee referred to in subsection
(a) above and any written consent to such assignment required by subsection (a) above, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit F, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. New and/or replacement Promissory Notes payable to the assignee and the assigning Lender (if the assigning Lender assigned less than all of its rights and obligations hereunder) shall be issued upon request pursuant to Section 3.01(d), and shall be dated the effective date of such Lender Assignment.

                  (e) Each Lender may sell participations to one or more banks or other entities (a "PARTICIPANT") in or to all or a portion of its rights and/or obligations under the Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Promissory Notes for all purposes of this Agreement, and (iv) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.04 and 5.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection
(a) above. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 11.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 5.05 as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 5.04 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.06(e) as though it were a Lender.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.07, disclose to the assignee or Participant or proposed assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or Participant or proposed assignee or Participant shall agree, in accordance with the terms of Section 11.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

                  (h) If any Lender (or any Participant to which such Lender has sold a participation) shall make any demand for payment under Section 5.04(a) or
(c), then in the case of any such demand, within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower) or notice, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Default shall then have occurred and be continuing, demand that such Lender assign, at the sole cost and expense of the Borrower, in accordance with this Section 11.07 to one or more Eligible Assignees designated by the Borrower, all (but not less than all) of such Lender's Commitment and the Loans owing to it within the period ending on the later to occur of (x) the last day in the period described above, as applicable, and (y) the last day of the longest of the then current Interest Periods for such Loans. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Loans, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under any Promissory Notes made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above, and payable by the Borrower as a condition to the Borrower's right to demand such assignment) or otherwise (including, without limitation, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b)). In addition, in the case of any amount demanded for payment by any Lender (or such Participant) pursuant to Section 5.04(a) or (c), the Borrower may, in the case of any such Lender, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Default shall then have occurred and be continuing, terminate all (but not less than all) such Lender's Commitment and prepay all (but not less than all) such Lender's Loans not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrower to such Lender hereunder and under any Promissory Notes made by the Borrower to such Lender, at any time from and after such later occurring day in accordance with Sections 2.03 and 5.03 (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Loans of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 5.04(a) of its Commitment and Loans or terminate and prepay the Commitment and Loans of such Lender if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Loans so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

                  (i) Anything in this Section 11.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         SECTION 11.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agents, the Issuing Banks and the Lenders (each, a "RECIPIENT") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective participant's (as the case may be) entering into an agreement as to confidentiality similar to this Section 11.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (2) pursuant to court order, subpoena or other legal process or in connection with any proceeding, suit or other action relating to any Loan Document or (3) otherwise, as required by law; in the event of any required disclosure under clause (2) or (3), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent not prohibited by law.

         SECTION 11.09. Waiver of Jury Trial. THE BORROWER, THE AGENTS, THE ISSUING BANKS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 11.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE PROMISSORY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE BORROWER, THE LENDERS, THE ISSUING BANKS AND THE AGENTS, EACH (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. THE BORROWER AGREES THAT THE AGENTS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENTS, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENTS, ANY ISSUING BANK OR ANY LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY AGENT, ANY ISSUING BANK OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT, ANY ISSUING BANK OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         SECTION 11.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto. The Borrower hereby acknowledges that neither any Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         SECTION 11.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         SECTION 11.13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making by the Lenders and the Issuing Banks of the Extensions of Credit and the execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder is outstanding and unpaid or any Commitment of any Lender has not been terminated.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  CMS ENERGY CORPORATION


                                  By: /s/ Alan M. Wright
                                      -----------------------------------------
                                      Name:    Alan M. Wright
                                      Title:   Executive Vice President
                                      Chief Financial Officer &
                                      Chief Administrative Officer

      Signature Page to $300,000,000 Amended and Restated Credit Agreement

                              BARCLAYS BANK PLC, individually as a Lender and as Administrative Agent and Issuing Bank

                              By: /s/ Sidney. G. Dennis
                                  ------------------------------------------
                                  Name:  Sidney. G. Dennis
                                  Title: Director


(The signature pages of the remaining 20 Banks are not attached)


      Signature Page to $300,000,000 Amended and Restated Credit Agreement

                               COMMITMENT SCHEDULE


-------------------------------------------- -----------------------------------
LENDER                                       COMMITMENT
-------------------------------------------- -----------------------------------

                                             $23,800,000
BARCLAYS BANK PLC
-------------------------------------------- -----------------------------------

                                             $23,000,000
BANK OF AMERICA, N.A.
-------------------------------------------- -----------------------------------

                                             $23,000,000
JPMORGAN CHASE BANK
-------------------------------------------- -----------------------------------

                                             $23,000,000
CITICORP USA, INC.
-------------------------------------------- -----------------------------------

                                             $23,000,000
UNION BANK OF CALIFORNIA, N.A.
-------------------------------------------- -----------------------------------

                                             $19,000,000
BNP PARIBAS
-------------------------------------------- -----------------------------------

                                             $15,800,000
BANK ONE, NA
-------------------------------------------- -----------------------------------

                                             $15,800,000
COMERICA BANK
-------------------------------------------- -----------------------------------

CREDIT SUISSE FIRST BOSTON, CAYMAN           $15,800,000
ISLANDS BRANCH
-------------------------------------------- -----------------------------------

                                             $15,800,000
FLEET NATIONAL BANK
-------------------------------------------- -----------------------------------

AUSTRALIA AND NEW ZEALAND BANKING            $10,000,000
GROUP LIMITED
-------------------------------------------- -----------------------------------

DEUTSCHE BANK TRUST COMPANY AMERICAS         $10,000,000
(formerly known as BANKERS TRUST COMPANY)
-------------------------------------------- -----------------------------------

                                             $10,000,000
CIBC INC.
-------------------------------------------- -----------------------------------

STANDARD FEDERAL BANK N.A. (formerly known   $10,000,000
as Michigan National Bank)
-------------------------------------------- -----------------------------------


-------------------------------------------- -------------------
LENDER                                       COMMITMENT

-------------------------------------------- -------------------

                                             $10,000,000
THE ROYAL BANK OF SCOTLAND PLC
-------------------------------------------- -------------------

                                             $10,000,000
SOCIETE GENERALE -- NY
-------------------------------------------- -------------------

                                             $10,000,000
SUMITOMO MITSUI BANKING CORPORATION
-------------------------------------------- -------------------

                                             $10,000,000
THE BANK OF NOVA SCOTIA
-------------------------------------------- -------------------

                                             $10,000,000
TORONTO DOMINION (TEXAS), INC.
-------------------------------------------- -------------------

                                             $6,000,000
ARAB BANKING CORPORATION
-------------------------------------------- -------------------
MIZUHO CORPORATE BANK, LTD. (formerly        $6,000,000
known as, THE FUJI BANK, LIMITED)
-------------------------------------------- -------------------
Total Commitments:                           $300,000,000

-------------------------------------------- -------------------

                                  SCHEDULE III


                                    Pledged Capital Stock
                                    ---------------------

GRANTOR                             PLEDGED SUBSIDIARIES
-------                             --------------------

CMS Energy Corporation              CMS Enterprises Company (100%)



CMS Enterprises Company             CMS Generation Co. (100%)

                                    CMS Gas Transmission Company (100%)

                                    CMS Capital, L.L.C. (100%)

                                    CMS Electric and Gas Company (100%)

                                    CMS Oil and Gas Company (100%)

                                    CMS Marketing, Services and Trading Company (100%)

                                    CMS International Ventures, L.L.C. (66.7%)



CMS Generation Co.                  CMS International Ventures, L.L.C. (33.3%)

                                    Dearborn Industrial Energy, L.L.C. (100%)

                                    CMS Generation Michigan Power L.L.C. (100%)



Dearborn Industrial Energy, L.L.C.  Dearborn Industrial Generation, L.L.C. (100%)



CMS Gas Transmission Company        CMS Field Services, Inc. (100%)

                                    Panhandle Eastern Pipe Line Company (100%)



CMS Field Services, Inc.            CMS Gas Processing, L.L.C. (100%)

                                    CMS Natural Gas Gathering, L.L.C. (100%)
